Exhibit 10.15

ARTICLE	INDEX SUBJECT
11	Arbitration Procedure
Assignability
14	Bereavement Pay
10	Call Time
D	Check-Off
16	Discharge Notice
D	Dues, Fees – Union
22	Duplication of compensation
22	Educational Assistance
A	Employees Covered
22	Equal Pay Equal Work
11	Grievance Committee
12	Health and Safety
2	Holidays/Holiday Pay
1	Hours of work
23	Insurance Program Changes
6	Job Posting
15	Jury Duty
8	Layoff-Recalls
13	Leadperson
9	Leave of Absense
19	Lockouts
18	Management
C	Membership in Union
Memos of Understanding
9	Military Service
21	Non-covered Employees
22	Non-discrimination
1	Overtime
20	Paid Sick or Personal Leave
22	Part Time Employees
24	Plant Closure Agreement
Preamble
23	Premium Conversion
5	Probationary Employees
8	Recall
B	Recognition Clause
5	Seniority
3	Shift Premium
22	Subcontracting
8	Super Seniority
22	Supervisory Representatives
7	Temporary Transfers
25	Termination Date
5	Trans. Out of Bargaining Unit
22	Union Business
17	Union Cooperation
C	Union Security
4	Vacations

3	Wages and Rates of Pay
Appendix A	Wage Schedules

TABLE OF CONTENTS

ARTICLE

Preamble
Assignability
A	Employees Covered By This Agreement
B	Recognition
C	Union Security
D	Check-Off
1	Hours and Overtime
2	Holidays
3	Wages and Rates of Pay
4	Vacations
5	Seniority
6	Job Posting
7	Temporary Transfers
8	Layoff-Recalls
9	Leave of absence – Emergency Time Off
10	Call time
11	Committeepersons, Grievance and Arbitration Procedure
12	Health and Safety
13	Leadperson’s Scope
14	Bereavement Pay
15	Jury Duty
16	Notice of Discharge
17	Union Cooperation
18	Management
19	No Strikes or Lockouts
20	Paid Sick and/or Personal Leave Allowance
21	Non-Covered Employees
22	General Provisions
23	Insurance Programs
24	Plant Closure Agreement
25	Termination Date
Memoranda of Understanding
Appendix A	Wage Schedules

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STATEMENT OF EEO POLICY

It is the policy of Heim Bearings and the UAW to uphold and maintain a continuing nondiscriminatory “Equal Employment Opportunity” policy. Our goal shall be a realistic attempt to insure genuine equal opportunity, in every sense of its meaning, in every operational area.

“Equal Employment Opportunity” will be maintained for all present employees, as well as applicants applying for positions with this company, through the following Corporation policy: “It is the policy through a positive and continuing program, to provide equal opportunity in employment for all qualified persons, to prohibit discrimination in employment because of age, race, creed, color, sex, handicap, national origin, disabled veterans and veterans of the Vietnam era, and to promote the full realization of equal employment opportunity. The program also extends to and encompasses the providing of equal opportunity in employment for all qualified personnel without regard to politics or marital status.

It is our intent to incorporate a strong EEO policy throughout virtually every personnel activity or function to assure full utilization of all available human resources and to review these policies on a semi-annual basis.”

PREAMBLE

This Agreement is entered into this 11th day of February, 2005 by and between Heim Bearing division, Roller Bearing Company, hereinafter called the COMPANY, AND THE INTERNATIONAL UNION, UNITED AUTOMOBILE, AEROSPACE AND AGRICULTURAL IMPLEMENT WORKERS OF AMERICA, U.A.W., AND AMALGAMATED LOCAL 376, UAW, the certified bargaining representative of all employees in the appropriate unit, a signatory party hereto, hereinafter referred to as the UNION.

ASSIGNABILITY

This Agreement shall be binding upon the Successors and Assignees of the parties hereto, and no provisions, terms, or obligations herein contained shall be affected, modified, altered or changed in any respect whatsoever by any change in the regular status, ownership or management of either party herein, provided the plant and facilities of the Company remain within the State of Connecticut. In the event the present owners sell or assign the plant, or sell their interest in the business, the present owners agree to make this Agreement a condition of such sale or assignment, provided such sale or assignment contemplates that the plant and facilities of the Company will remain within the State of Connecticut, and the present owners shall be relieved of any personal liability whatsoever under the Agreement thereafter.

ARTICLE A
EMPLOYEES COVERED BY THIS
AGREEMENT

Section 1.                                            The Company recognizes the Union as the sole and exclusive bargaining agency of the following employees: all production and maintenance employees, including stockroom employees and tool clerks, also shipping and receiving clerks, excluding, however, engineering and clerical employees and supervisory employees as defined in the Labor-Management Relations Act of 1947, and any amendments thereto.

ARTICLE B
RECOGNITION

Section 1.                                            The Union represents that it has been authorized by a majority of the Company’s employees in a unit appropriate for such purposes, as the representative designated or selected for the purpose of collective bargaining in respect to rates of pay, wages, hours of employment, or other conditions of employment.

ARTICLE C
UNION SECURITY

Section 1.                                            All present employees within the Bargaining Unit on the effective date of this Agreement shall, within thirty days thereafter, as a condition of employment, become and/or remain members of the Union in good standing to the extent of paying membership dues and initiation fees.

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Section 2.                                            Employees in the bargaining Unit who have not on the effective date of this Agreement completed thirty days of employment with the Company shall, as a condition of employment, within thirty days after the effective date of this Agreement or at the expiration of thirty days of employment, whichever period is longer, become and remain members of the Union in good standing to the extent of paying membership dues and initiation fees.

Section 3.                                            All new employees hired during the life of this Agreement shall, as a condition of employment, within thirty days after date of hire or thirty days after the signing of this Agreement, whichever period is longer, become and remain members of the Union in good standing to the extent of paying membership dues and initiation fees.

Section 4.                                            The Company will give to each present employee a printed copy of this Agreement.

Section 5.                                            The Company will give a printed copy of this agreement, together with an authorization form for check-off of dues to all new hires.

ARTICLE D
CHECK-OFF

Section 1.                                            The Company shall deduct, for employees covered by this Agreement who are members of the Union, their Union membership dues and initiation fees levied against all Union members in accordance with the Constitution and Bylaws of the Union and promptly remit the same, together with a list of employees for whom deductions were made, to the Financial Secretary of the Union who is authorized to receive said payments, provided that the Company has received from such employees individual and voluntary signed authorizations. Authorization cards shall be in the following form:

AUTHORIZATION FOR CHECK-OFF OF DUES

To Heim Bearings Division, Roller Bearing Company, Inc.

Date

I hereby assign to Local Union No. 376, International Union, United Automobile Aerospace and Agricultural Implement Workers of America (UAW), from any wages earned or to be earned by me as your employee (in my present or in any future employment by you), such sums as the Financial Officer of said Local Union No. 376 may certify as due and owing from me as membership dues, including an initiation or reinstatement fee and monthly dues in such sum as may be established from time to time as union dues in accordance with the Constitution of the International Union, UAW. I authorize and direct you to deduct such amounts from my pay and to remit same to the Union at such times and in such manner as may be agreed upon between you and the Union at any time while this authorization is in effect.

This assignment, authorization and direction shall be irrevocable for the period of one (1) year from the date of delivery hereof to you, or until the termination of the collective agreement between the Company and the Union which is in force at the time of delivery of this authorization, whichever occurs sooner; and I agree and direct that this assignment, authorization and direction shall be automatically renewed and shall be irrevocable for successive periods of one (1) year each or for the period of each succeeding applicable collective period of each

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succeeding applicable collective agreement between the Company and the Union, whichever shall be shorter, unless written notice is given by me to the Company and the Union, not more than twenty (20) days and not less than ten (10) days prior to the expiration of each period of one (1) year, or of each applicable collective agreement between the Company and the Union whichever occurs sooner.

This authorization is made pursuant to the provisions of Section 392 (c) of the Labor Management Relations Act of 1947 and otherwise.

(Signature of Employee here)

(Type of print name of employee here)

(Date of sign.)		(Emp. Clock No.)

(Address of Employee)

(City)	(State)	(Zip)

(Soc. Sec. No.)		(Date of del. to Employer)

Section 2.               All deductions covered by this Agreement shall be made in a manner agreed upon with the Union, except that dues and initiation fees will be on a monthly basis. However, local practices, relative to number of hours per month to be worked before dues deductions shall be made, shall be in accord with the Constitution of the International Union. If in any month full dues are not deducted, the Company and Union may agree upon an orderly manner of collection in the succeeding month or months.

Section 3.               All sums deducted under the Agreement shall be remitted to the Financial Secretary of the local Union, prior to the first of the month following the deduction and the Company will furnish the financial Secretary of the local Union, monthly, a record of those for whom deductions have been made, together with the amount of such deductions and also a record of all terminations and employees absent during the week of the check-off.

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ARTICLE 1
HOURS AND OVERTIME

Section 1.                                            The normal work week shall be:

(a)                                  Forty (40) hours, based on eight (8) hours per day, five (5) days per week, Monday through Friday inclusive.

(b)                                 The normal work week shall begin on Sunday night at 11:00 p.m. with the start of the third (3rd) shift and end 168 hours later.

(c)                                  The first day shall be the 24 hour period beginning with the employees regular scheduled shift starting time.

(1)                                  First shift hours 6:00 a.m. to 2:30 p.m.

(2)                                  Second shift hours 3:30 p.m. to midnight

(3)                                  Third shift hours 11:00 p.m. to 7:00 a.m.

(d)                                 Third shift employees will be entitled to a paid 20 minute lunch.

(e)                                  Friday will be the third shift’s “Saturday” for overtime pay calculation purposes.

(f)                                    Saturday will be the third shift’s “Sunday” for overtime pay calculation purposes.

(g)                                 Third shift employees will not be required to work overtime prior to the start of the shift on Sunday night.

(h)                                 First and second shift employees presently working twelve (12) hour shifts will revert to the schedules in paragraph (c) respectively in the event that the twelve (12) hour shifts are discontinued for any reason.

Section 2.                                            Time and one-half shall be paid for all work performed.

(a)                                  In excess of eight (8) hours in any one day.

(b)                                 In excess of forty (40) hours in any one week.

(c)                                  On Saturdays as such.

(d)                                 Any employee called in to work outside of the regularly scheduled shift hours shall be paid not less than four (4) hours at his/her base rate as follows:

(1)                                  Time actually worked at prevailing rate, plus

(2)                                  The remaining of the four (4) hours not worked at straight time pay unless it is a premium day and the premium rate shall prevail.

(e)                                  Double time will be paid for all work performed on Sundays.

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Section 3.                                            Notification of Overtime

(a)                                  Employees shall not be required to work overtime when insufficient notice is given. Notification at any time prior to the close of the prior day’s shift will be considered sufficient notice for daily overtime.

(b)                                 Employees will be charged for all overtime hours where proper notification has been given, whether the employee works or not.

(c)                                  Employees shall not be required to work Saturday or Sunday overtime when insufficient notice is given or when there is a reasonable excuse for not working. Notice of Saturday of Sunday overtime must be given to the employee no later than the end of the shift on the preceding Thursday.

Section 4.

(a)                                  Overtime will be equally distributed among those employees within the departments by classification provided they have the ability to perform the available overtime work.

(b)                                 Overtime records will be maintained in each department next to the work instructions for employees to inspect at any time. All records will be updated weekly.

(c)                                  Employees with the lowest overtime hours will be asked to work first within their department by job classification.

(d)                                 Employees working overtime outside their departments shall be charged for actual hours worked back to their department for overtime equalization.

(e)                                  The company shall keep a record of overtime worked and overtime refused by employees and shall furnish the Union with a copy of such record at the end of each month. If the difference in overtime hours worked between the employee with the greatest number of overtime hours and the other employees in the same work classification shall exceed ten (10) hours at the end of every three (3) month period, such difference shall be paid at time and one-half the other employee’s regular hourly rate, except when such difference results from the other employee’s refusal to work in accordance with this article.

Section 5.                                            Overtime hours available will be recorded according to the following:

(a)                                  Overtime hours offered and refused will be considered hours worked for the purpose of equalizing overtime.

(b)                                 Employees absent for any reason will be charged for all overtime hours they would have been offered had they been at work.

Section 6.                                            There shall be no duplication of compensation for overtime for the same hours worked by an employee by reason of daily, weekly or other overtime provisions of any kind.

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ARTICLE 2
HOLIDAYS

Section 1.

(a)                                  Except as hereinafter provided, all work done on the holidays set forth below shall be paid for at the rate of double time plus holiday pay. The specified holidays shall also be considered as days worked for the purpose of computing overtime pay only.

ML. King Day

Good Friday

Memorial Day

Independence Day

Labor Day

Thanksgiving Day

Friday after Thanksgiving

Employee’s Birthday

The Company will provide the following Christmas and New Year’s Holidays with pay per the following schedule:

2005 Dec, 26, 27, 28, 29, 30	Jan, 2, 20006
2006 Dec. 25, 26, 27, 28, 29,	Jan. 1, 2007
2007 Dec. 24, 25, 26, 27, 28, 31

(b)                                 It is understood between the parties that an employee who is off work receiving sick and accident benefits during a week in which a holiday falls will be paid such holiday pay in addition to S & A benefits. Similarly, employees receiving Workers’ Compensation will receive holiday pay for a period not to exceed the agreed upon time limits for S & A coverage.

Section 2.                                            When a holiday falls on a Saturday, it shall be celebrated on the preceding Friday. When a holiday falls on a Sunday, such holiday shall be celebrated on the following Monday, excluding Christmas and New Year’s week.

Section 3.                                            The holidays mentioned above shall be with pay. Consequently, all employees shall receive an amount equal to eight (8) hours pay at their hourly rate for the specified holiday even though no work is performed. In order to be eligible for holiday pay, the employees must:

(a)                                  Have been in attendance on the work days preceding and following the holiday unless the absence is for:

(1)                                  Death in the immediate family as defined in Article 9.

(2)                                  Jury Duty.

(3)                                  Important Union business on the part of stewards, Shop Committee persons, Officers or Appointees made known to and approved by the Company prior to such holidays.

(4)                                  An employee who is laid off and again recalled within thirty (30) days, during which period a paid holiday falls, shall receive holiday pay for that holiday.

(5)                                  For other reasonable cause.

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(b)                                 Employees on twelve (12) hour shifts will revert to their normal eight (8) hour shifts and will not be required to work overtime on the day prior to Good Friday, Thanksgiving and Independence Day.

Section 4.                                            When a holiday falls within a scheduled vacation period, another day off be between Monday and Friday will be granted for that vacation day not taken or paid for during the vacation period.

Section 5.                                            Employees on leave of absence shall not be entitled to any holiday pay during such leave.

ARTICLE 3
WAGES AND RATES OF PAY

Section 1.

(a)                                  Effective February 1, 2005, a general wage increase of 3.5%

Effective February 1, 2006, a general wage increase of 3%

Effective February 1, 2007, a general wage increase of 3%

The hourly rates of pay shown in Appendix A, and Appendix B attached hereto and made a part hereof, shall remain in effect for the life of this Agreement.

(b)                                    It is agreed that during the period of this Agreement, each employee covered by this Agreement, shall receive a guaranteed cost of living allowance which will be added to the employee’s straight time hourly earnings as set forth in Appendix A of the Agreement. The guaranteed cost of living increases will be as follows:

	Hired before 2/1/96	Hired after 2/1/96
August 1, 2005	10 cents	20 cents
August 7, 2006	10 cents	15 cents
August 6, 2007	10 cents	15 cents

(c)                                  Should the effective date of the increases mentioned above fall on a Monday, Tuesday or Wednesday, the increase specified shall revert to Monday. Should the increases specified above fall on a Thursday or Friday, the increases shall become effective on the following Monday.

Section 2.

Employees required to work on a shift other than the day shift will be paid a shift premium equal to 10% of their hourly rate in addition to their regular earnings for such hours worked.

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Section 3.

(a)                                  The Company and the Union have negotiated job descriptions and evaluations by Labor Grade. Such descriptions and evaluations are apart of this Agreement.

(b)                                 Newly hired employees will start at the hire rate unless their training, knowledge or experience justify hiring at a higher rate. They will progress to the maximum rate by receiving a twenty (20) cent per hour increase after each sixty (60) days worked, payable starting in the nearest Monday. It is recognized that the last raise may be less than twenty (20) cents per hour.

Employees, still in progression, who are successful bidders on another job in a higher labor grade will receive a twenty (20) cent per hour increase when they start the new job and then will progress in twenty (20) cent increments after each sixty (60) days worked until they reach the maximum. Rate changes will be made on the nearest Monday. The last raise may be less than twenty (20) cents.

(c)                                  Employees who are promoted from the maximum rate of one job to a higher paying job will receive the maximum rate of the higher job on the date of promotion.

(d)                                 Employees who are at maximum and have been transferred to a higher rated job and are later transferred back to a lower rated job will receive the maximum of the lower rated job.

(e)                                  Employees who have not progressed to the maximum and who move from a higher rated job to a lower rated job will go down to a rate in the lower grade that is equivalent to the progression point that they were in the higher rated job.

(f)                                    All employees currently in Labor Grade 1 will be promoted to Labor Grade 2.

ARTICLE 4
VACATIONS

Section 1.                                            Effective February 1, 1996, the continuous service requirements and earned vacation with pay at straight time as detailed in the following vacation schedule table shall apply. The service requirement will be based upon seniority as of August 1st of the vacation year.

Service Requirement Earned Vacation

1 year but less than 2 years	1 week (40 hrs)
2 years but less than 5 years	2 weeks (80 hrs)
5 years but less than 10 years	2-1/2 weeks (100 hrs)
10 years but less than 15 years	3 weeks (120 hrs)
15 years but less than 20 years	3-1/2 weeks (140 hrs)
20 years but less than 25 years	4 weeks (160 hrs)
25 years and over	5 weeks (200 hrs)

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Section 2.                                            A vacation shutdown period of up to two weeks may be designated by the Company upon notice to the Union by January 31 of each calendar year. If an employee has scheduled a vacation relying on the Company’s shutdown notice, the employee will not be compelled to work.

Section 3.                                            Employees entitled to at least two (2) weeks of vacation must take the same during the plant shutdown. Employees entitled to more than two (2) weeks of vacation may take same at a time of their choice but seniority and Company production schedules shall be taken into consideration.

Section 4.                                            Employees must have worked a minimum of 1000 hours in order to qualify for full vacation pay as provided in Section 1 above. Employees working less than 1000 hours shall be paid on a pro-rated basis. The period for determining hours worked shall be from August 1 of the prior year through July 31 of the current year. Employees terminated for any reason shall receive a pro-rated vacation pay. Absence due to sickness or injury shall be counted as hours worked.

Section 5.                                            The Company agrees to provide a vacation bonus of $100 to all employees with 20 years of service. The Company agrees to provide a vacation bonus of $200 to all employees with 25 years service or more. The vacation bonus shall be paid prior to Christmas.

Section 6.                                            Employees who are entitled to and wish to schedule a vacation should notify their supervisor in writing by March 15. Permission will be granted based upon Company seniority and Company production schedules and specific written responses will be made by April 1.

Once an employee’s vacation has been approved, it will not be changed unless circumstances mandate a change and more senior employees may not displace an employee’s approved vacation.

An employee who does not request vacation by March 15 or who requests additional vacation time must submit a request in writing no later than three weeks prior to the time requested. This three week notice requirement will not apply in emergencies.

Section 7.                                          The employee can elect, by June 30th to be paid all of their vacation time in a lump sum on or about August 1st, or as they take vacation time.

ARTICLE 5
SENIORITY

Section 1.                                            A seniority list including date of birth, hiring date, job classification, department, labor grade, total points and social security number shall be maintained and a copy shall be furnished to the Union quarterly.

(a)                                  The Company shall furnish the Union with a monthly report showing the names and dates of new hires, layoffs, recalls, quits, discharges, leaves of absence (granted and expired) and adjustments in the seniority listings with respect to dates. Any errors in the seniority lists, layoffs and recalls that are discovered due to this submission shall be corrected immediately.

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(b)                                 The Shop Chairperson shall be notified promptly of any additions or deletions.

Section 2.                                            Employees will lose their seniority status if they:

(a)                                  Quit.

(b)                                 Are discharged for justifiable cause.

(c)                                  Do not report for work within five (5) working days following a notification by certified letter of restoration after a layoff, except where a reasonable excuse is provided.

(d)                                 Are absent without a leave of absence or excused absence for three (3) consecutive working days without notifying the Company, except where reasonable cause is provided.

(e)                                  Are on layoff in excess of thirty-six (36) months. Probationary employees who are laid-off will not be listed on the layoff list.

(f)                                    Are absent from work because of a non-occupational disability for a continuous period in excess of eighteen (18) months.

Section 3.                                            New employees shall be regarded as temporary or probationary employees for the first sixty (60) calendar days of their employment.

Section 4.                                            Employees advanced from hourly status to salary status shall lose seniority and privileges under this contract thirty (30) calendar days after such appointment unless returned to the Bargaining Unit within said period.

Section 5.                                            Employees who are absent from work because of illness or injury will be returned to their “original” job upon presenting the Company with a copy of their unconditional medical release to return to work.

If their “original” job is no longer available, they will exercise their contract rights in accordance with Article 8 of this contract.

Jobs that become vacant, because the employee in that job classification has been absent from work because of injury or illness for a period of more than thirty (30) days and,

In the judgment of the Company, that job needs to be filled it shall be handled as follows:

1.                                       The Company shall offer recall rights to all eligible employees in an equal or higher labor grade in accordance with Article 8, Section 1 (b) of the contract.

2.                                       If no employee(s) have recall rights as describe in item 1 above, the Company, at its discretion may post the job as “Temporary” job.

Bids on the “Temporary” job shall be handled in accordance with Article 6 of the contract.

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3.                                       If there are no successful bids on the “Temporary” job, the Company shall offer recall rights to all eligible employees in a lower labor grade.

4.                                       If there is a reduction in force in a department where a “Temporary” job exists, the employee in the “Temporary” job must be returned to the same status he/she had prior to accepting the “Temporary” job before the layoff commences.

5.                                       If the “Temporary” job is not filled after the above three actions have been taken and, in the judgement of the Company, the job needs to be filled, the Company may hire “from the street” to fill the job with the understanding that it is a “Temporary” job. The person hired from the street to fill the “Temporary” job shall exercise his/her rights, if any, under Article 8 of the contract when such “Temporary” job ceases to exist.

6.                                         When it is determined the disabled employee will not or cannot return to work the opening will be posted in accordance to Article 6.

ARTICLE 6
JOB POSTING

Section 1.                                            Job openings will be filled based on plantwide seniority and basic qualifications regardless of shift.

(a)                                  New jobs and vacancies in existing jobs to which no employee has recall rights will be posted on the plant bulletin board for a period of three (3) working days. A general description of each job responsibility will be shown on the posting.

(b)                                 If the same job opening occurs within a period of thirty (30) days from the first date of an original job posting, no new posting will be required. The new job opening will be filled from the original bidding list. If there are no remaining qualified bidders on the original list, the new job opening shall be posted immediately. However, a new posting will be required at the end of the original thirty (30) day job posting.

(c)                                  During the posting period, eligible employees may bid on the posted jobs by completing a Bid Slip and submitting it to their Supervisor. The Company will notify the Union in writing and state the reason for withdrawing the posting for any job.

(d)                                 Employees will be eligible to bid on higher, equal or lower paying job provided:

(1)                                  They have completed the probationary period.

(2)                                  Those who have bid and been accepted on lower paying jobs under this procedure must remain in the new department for a period of at least six (6) months before being eligible to again bid on another job outside their department. However, these employees may bid upward or lateral through all labor grades within their department at any time.

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(e)                                  Following the closing of the posting, bidders will be considered and interviewed by the Personnel Department for each job opening in order of seniority; a Shop Commiteeperson shall be present. The most senior employee who has the basic qualifications to perform the required work will be promoted to the job within a period of thirty (30) calendar days. Unsuccessful bidders will be notified by the company in writing. A copy of the notice of disaward which will include the grounds for disaward will be given to the Shop Chairperson. Bidders may withdraw their bids at any time before starting the new job by signing a refusal slip provided by the Company, a copy of which will be given to the Shop Chairperson.

(f)                                    Job openings in a “Training Program” will also be filled under this procedure.

(g)                                 Should an employee with basic qualifications grieve the Company’s selection in filling the vacancy, the employee must be shown the basic requirements of the job and have the assistance of the Leadperson and/or Supervisor for a five (5) day period in order to prove his/her ability to meet the basic qualifications.

(h)                                 The shop chairperson or an appointee will be notified prior to all permanent transfers and promotions within the Bargaining Unit.

ARTICLE 7
TEMPORARY TRANSFERS

Section 1.                                            The Union will be notified at the time when temporary transfers become necessary.

Temporary work assignments:

(a)                                  Employees may be temporarily transferred from one department to another for a period not to exceed six (6) days per month, and provided that during the transfer, the job he/she left shall not be filled and he/she shall be returned to his/her permanent job upon completion of temporary assignment or for longer periods of time if agreed by the Union and the Company.

(b)                                 Employees shall be transferred by seniority, lowest senior person first within the department to a lower rated job.

(c)                                  Employees shall be transferred by seniority, highest senior person first within the department to a higher rated job.

(d)                                 No employee will be required to perform work in a higher labor grade on any basis (temporary or permanent) unless they are paid according to the prevailing rate of pay on said higher labor grade. No employee will be forced or coerced into taking a promotion.

(e)                                  No employee will be required to perform work in a lower labor grade on a temporary basis at the rate of pay in said lower labor grade. That is, employees will be guaranteed their former (higher) rate of pay while working on a temporary transfer in a lower labor grade.

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(f)                                    The shop Committeeperson in the area involved in a transfer will receive a copy of a transfer notice. This transfer notice will state the department, job title and labor grade to which the employee is being transferred. The Shopcommittee-person will be notified immediately by a written transfer notice in any of the following conditions:

A.                                     Any transfer lasting more than one day.

B.                                     Any change in labor grade at any time.

(g)                                 Employees shall have the privilege of exchanging shifts temporarily by individual arrangement provided they notify their supervisor in advance and have the necessary qualifications to perform the work. The change must be effected without additional cost or penalty to the Company. If the period of such exchange of shifts is in excess of one (1) week, the Company and the Union must mutually agree to such arrangements.

Section 2.                                            An employee with one (1) year of seniority or more shall be permitted to use this seniority to exercise shift preference in writing one week in advance to displace another employee with less seniority in the same job classification and department on another shift. The shift change option is limited to only one (1) time per year.

ARTICLE 8
LAYOFF RECALLS

Section 1.

(a)                                  All layoffs, recalls, transfers and promotions within the Bargaining Unit shall be made on the basis of plantwide seniority provided the employee has the basic qualifications to perform the required work.

(b)                                 When it becomes necessary to reduce the workforce it shall be done as follows by laying off all probationary and part-time employees first.

(c)                                  The Company shall, in the event of layoff, provide notification to affected employees early enough to furnish at least three (3) working days notice to the Shop Committee and employees affected by any layoff for any period of time, or pay such employees hourly base rates in lieu of said notice. This requirement shall not apply to interruption resulting from any condition beyond the Company’s controls. All layoffs must commence on the last working day of the week (Friday).

(d)                                 Employees in classifications affected by layoff will have an option to accept a lay-off slip stating lack-of-work or bump a junior service employee provided they have the basic qualifications to perform the work. The initial notification mentioned in paragraph (c) will begin the bumping process and employees must make their bumping decision immediately. Upon request by the employee, the bumping decision can be delayed, but not beyond two (2) hours and then is bound by that choice.

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(e)                                  Employees will have five (5) days in which to demonstrate their ability to perform a job in case of layoff and recall. Employee must be shown basic requirements of job and have assistance of Leadperson and/or Foreperson for a five (5) day period.

(f)                                    There shall be no upward bumping.

(g)                                 In the event of a layoff, the Shop Chairperson, the members of the Shop Committee and Company employees who are Executive Officers of the Local Union shall be accorded top seniority, but they must have the basic qualifications to perform the available work.

(h)                                 Recalls shall be in reverse order of layoff. The most senior employee with basic qualifications on the layoff list will be recalled for available work. Employees recalled to fill a temporary job vacancy may refuse this assignment without prejudicing their recall rights.

(i)                                     Employees affected by bumping procedure must return to their original job when such opening occurs.

ARTICLE 9
LEAVE OF ABSENCE-EMERGENCY TIME OFF

Section 1.                                            When the requirements of the Company will permit, employees upon written request on account of illness or death in their immediate family or other reasonable cause approved by the Company, will be granted a leave of absence without pay for a period of not more than ninety (90) days, which shall be renewable if production requirements permit. Any such employees on leave who engaged in other employment, or who fail to report for work on the expiration of their leave, will be considered as having quit. All such leaves of absences shall be granted in writing by the Company.

Section 2.                                            Employees granted a leave of absence must prepay all insurance premiums prior to their departure for said leave. This prepayment must also be made in the event the leave is extended by mutual agreement.

Section 3.                                            Any employee who enters the Armed Forces shall be entitled to a leave of absence, accumulations of seniority and re-employment rights, in accordance with Federal and State Laws. In addition, an employee who is a member of the Military Reserve or National Guard shall be granted leave for annual training or special tour not to exceed three (3) weeks per calendar year. Such employee during this period shall receive the difference in pay, if any, between their normal rate of pay and wages paid by the service branch.

Section 4.                                            Seniority will be accumulated during leaves of absences as described above.

Section 5.                                            Employees may be granted emergency time off of not more than fourteen (14) calendar days by contacting the Company by telephone or telegram within three (3) working days giving the reasons for such request. Such time off will be granted for

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legitimate emergency reasons. Extensions of emergency time off may be requested under the provisions of Section 1 of the Article 9.

Section 6.                                            Employees will be granted pregnancy leave of absence and such leaves will be treated as any other type of medical leave of absence.

ARTICLE 10
CALL TIME

Section 1.

(a)                                  Employees reporting for work on their regular shift without notice from the Company that no work will be available for them, shall be offered other work for at least four (4) hours or shall be paid the base rate of their regular job for four (4) hours if there is no other work for them. If they refuse the work offered, they shall forfeit the right to receive reporting pay.

(b)                                 Notice to the employees by the company will be given not later that the end of their regular shift.

(c)                                  This Article shall not apply where the lack of work is due to conditions beyond the control of the Company, or in the case of an employee who has been absent and has not given the Company adequate notice of return to work.

ARTICLE 11

COMMITTEE PERSONS, GRIEVANCE AND
ARBITRATION PROCEDURE

Section 1.                                            In addition to the Shop Chairperson, the Union shall have a Committee-Person for each sixty (60) employees, except that there shall be a minimum of three (3) Committeepersons on the first shift, two (2) on the second shift and one (1) on the third shift. The Union will provide the Company with a current list of the Committeepersons and their departmental responsibilities.

Section 2.                                            Time necessarily spent during the normal working hours (and during scheduled overtime) by the Shop Chairperson, Committeeperson, grievant and Union employees of the Company on negotiations, grievances or arbitration hearings will be paid for by the Company. If in the opinion of the Company such time becomes unreasonable, the Company will notify and confer with the Union.

(a)                                  The Company shall pay the Shop Chairperson for all time spent during the normal working hours (and during scheduled overtime) on Union business including the handling and investigations of grievances as set out in this Agreement, for time spent on arbitration hearings and for negotiations.

Section 3.                                            A grievance is a difference of opinion between the Company and the Union or an employee involving the interpretation of application of the terms of this Agreement.

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Section 4.                                            Grievances shall be processed as follows:

(a)                                  The grievance must be submitted within fifteen (15) working days after the employee and the Union are aware of it.

(b)                                 The Shop Chairperson or Committeeperson and employee shall discuss the grievance with the immediate Supervisor of the department in which the grievance has occurred. If the immediate Supervisor’s oral answer is not satisfactory, the grievance shall be submitted to Step 1.

(c)                                  Step 1: The grievance shall be reduced to writing and presented to the employee’s immediate Supervisor by the Union within three (3) working days from the date of the oral answer. The Supervisor shall write the answer on the grievance form and return three (3) copies to the Union Committeeperson before the end of the third (3rd) working day after receipt of the grievance. Failing a satisfactory settlement, the Union will have three (3) working days in which to appeal to the Supervisor for referral to Step 2.

(d)                                 Step 2. The Union Shop Chairperson shall meet with the Company representative designated to handle the second step within three (3) days from the date of the appeal. The Company will give its written answer within three (3) working days after the meeting. Failing a satisfactory settlement, the Union will have three (3) working days in which to appeal to the Personnel Manager for referral to Step 3.

(e)                                  Step 3: The President of the Local Union and/or the Business Agent and/or the International Representative, together with the Union Shop Committee shall take up the grievance with the Committee of Management which shall include an executive of the Company. This meeting will be scheduled within seven (7) working days after the date of the appeal.

The Company will have five (5) working days following the date of the meeting in which to make a written disposition of the grievance. Failing a satisfactory settlement, the Union will have fourteen (14) days in which to notify the Company in writing of its intent to arbitrate the issue.

(f)                                    Upon receipt of the Union’s notice of their intention to arbitrate, a prearbitration hearing shall be scheduled within thirty (30) working days. After the pre-arbitration hearing, the Company General Manager will have ten (10) working days to answer. If the answer is not satisfactory, the Union will have thirty (30) days following that answer in which to appeal for arbitration. If the Union does not appeal within said time limit, the grievance shall be considered as being satisfactorily settled.

(g)                                 All of the above stated time limits may be extended by mutual agreement.

(h)                                 The Grievant may be present upon request of either party at any of the steps outlined above.

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(i)                                     If grievances are appealed to arbitration, the parties will alternate between the American Arbitration Association and the State Board of Mediation and Arbitration.

(j)                                     If submitted to the Connecticut State Board of Mediation and Arbitration, the parties shall operate under the procedures set forth by said Board, whose decision shall be final and binding upon the parties.

(k)                                  If submitted to the American Arbitration Association, the parties shall operate under the procedure set forth by the American Arbitration Association, whose decision shall be final and binding upon the parties.

(l)                                     The Arbitrator may interpret this agreement and apply it to the particular case under consideration but shall, however, have no authority to add to, subtract from or modify the terms of this agreement in any way.

(m)                               The cost of Arbitration shall be shared equally by the Company and the Union.

(n)                                 Arbitration cases involving time study, job evaluation and job standards shall be submitted only to the American Arbitration Association.

(o)                                 The Company shall not be required to pay back pay for any period in excess of thirty (30) working days prior to the time a written grievance is properly filed with the Company.

Section 5.                                            The local Union President and/or two (2) appointees, and/or a representative of the International UAW Engineering Department, shall be permitted to enter the plant for the purpose of investigating, advising or negotiating on grievances. However, they shall first make known their intent to the Company and shall receive permission for said visit. This shall be restricted to entrance during working hours only.

ARTICLE 12
HEALTH AND SAFETY

Section 1.

(a)                                  The Company agrees it will provide proper safety devices and sanitary conditions in the plant. Failure to do so may be a matter of grievance. Furthermore, the Company agrees that it will pay the full cost of Company mandated safety equipment.

(b)                                 Once each month starting in February, 1989, at a time to be scheduled by management, a safety tour between two (2) members of management and two (2) employee representatives of the Union will make a plant safety tour. At the end of the tour, unsafe practices and conditions found in the plant will be listed. Appropriate actions will be taken by management to correct unsafe conditions found. This committee will jointly plan to prevent accidents, investigate accidents, review accident reports, and OSHA compliance. Regular meetings will be scheduled to facilitate the promotion of health and safety in the plant.

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(c)                                  The Company will issue and fill out accident forms on all injuries and give the Shop Committeeperson a copy immediately.

Section 2.                                            The Company shall provide first aid facilities and a qualified attendant to perform first aid duties.

Section 3.                                            Employees who are injured on the job can be sent home and receive pay for the balance of their day only if authorized by written instruction from the Medical Department or the Company doctor. The Company will issue a form to be used in such cases, a copy of which will be given to the employee’s Foreperson and to the Union.

Section 4.                                            Where possible, employees sustaining injuries at work, or affected by occupational diseases during the course of their employment, and who are physically handicapped as a result thereof, shall be given other suitable employment as may be then available.

ARTICLE 13
LEADPERSON’S SCOPE

Section 1.                                            To relay general instructions from Foreperson to operators with reference to product, operations, tools, equipment and duties.

Section 2.                                            All matters involving personnel problems are to be handled by the Forepersons who have full supervisory authority over all employees in their departments, including Leadpersons.

Section 3.                                            Leadpersons shall not have the right to hire, fire, or recommend disciplinary action or recommend promotions or demotions.

ARTICLE 14
BEREAVEMENT PAY

Section 1.                                            Employees (including probationary) shall be entitled to three (3) working days off with pay in the event of a death within the “immediate family.”

Section 2.                                            Immediate family shall be limited to spouse, child, mother, father, sister, brother, grandparent, mother or father-in-law, brother or sister-in-law, daughter or son-in-law, legal guardian or stepchild.

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ARTICLE 15
JURY DUTY

Section 1.                                            Employees who have completed their probationary period, and who are called and report for Jury Duty on days they would have otherwise worked for the Company, shall be paid regular wages for thirty (30) days. Should Jury Duty continue past 30 days, the employee shall be paid the difference between the payment they receive for such service and the amount calculated by multiplying eight (8) times their regular hourly rate for each day involved limited, however, to Monday through Friday.

Section 2.               In order to receive Jury Duty make-up payment, the employees must give Management prior notice of said Duty and furnish evidence that they actually performed such service, showing the amount of payment received accordingly. These provisions are not applicable to employees who, without being called, volunteer for Jury Duty.

ARTICLE 16
NOTICE OF DISCHARGE

Section 1.                                            The Company agrees to give immediate written notice to the Shop Committeeperson and the employee involved of all discharges and suspensions made within the unit, except in emergencies.

Section 2.                                            The Chairperson and/or Committeeperson shall be present at time of employee discharge and suspension except in emergencies.

Section 3.                                            If an employee is discharged or suspended, he/she shall have the right to a hearing within twenty-four (24) hours after suspension or discharge. He/she shall be represented by the Shop Chairperson and Committeeperson and/or Business Agent and/or International Representative.

Section 4.                                            When employees are discharged or suspended and file a complaint claiming that they were unjustly discharged or suspended, the Shop Committeeperson may invoke the grievance procedure at the third step within (5) days after the discharge or suspension.

Section 5.                                            If, upon appeal, any discharge or suspension shall be found to be unfair or discriminatory, the employee will be reinstated with seniority rights unimpaired and will be given retroactive pay for all time lost due to the discharge or suspension, less the earnings he/she may have received from gainful employment or unemployment insurance obtained in the interim.

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ARTICLE 17
UNION COOPERATION

The Union agrees that in exchange for a fair day’s pay for a fair day’s work, it must maintain a high level of productivity. The Union and its members will cooperate in attaining such a level of productivity as is consistent with the health and welfare of its members. The Union and its members will seek to assist in effectuating economies and the utilization of improved methods and machinery.

ARTICLE 18
MANAGEMENT

It is understood and agreed that with the exception of the specific provisions of this contract, nothing in this Agreement shall be considered to limit or restrict the Company in the exercise of the customary functions of Management.

ARTICLE 19
NO STRIKES OR LOCKOUTS

Section 1.                                            The Union agrees that there shall be no strikes during the term of this Agreement on any issues which may be the subject of arbitration or on which the contract is silent.

Section 2.                                            The Company agrees that there shall be no lockouts during the terms of this Agreement on any issues which may be the subject of arbitration or on which the contract is silent.

ARTICLE 20

PAID SICK AND/OR

PERSONAL LEAVE ALLOWANCE

Section 1.                                            Each employee, upon vacation eligibility date, shall be credited with six (6) days (48 hours) paid sick and or personal leave allowance in accordance with the following provisions:

(a)                                  Employee must have worked at least 1000 hours in the prior twelve (12) month period. The period for determining hours worked shall be from August 1st of the prior year through July 31st of the current year.

(b)                                 In the event an employee worked less than 1000 hours in said period, paid sick and/or personal leave allowance will be credited in the same proportion as the hours worked are to 1000. New employees must have worked at least 1000 hours in order to be eligible for paid sick and/or personal leave allowance. Employees terminated for any reason shall receive a pro-rated sick or personal pay.

Section 2.                                            Any employee with credited sick and/or personal leave allowance, as provided in Section 1 above, may use such allowance during the following twelve (12) month period for illness (when not receiving accident and health insurance benefits), or personal reasons, but provided that absence from work has been excused, is for not less

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than four (4) continuous hours and has at least four (4) hours paid sick and/or personal leave allowance credit remaining. Employees shall notify the Company when electing to take personal days off.

Section 3.                                            Paid sick and/or personal leave allowance shall be computed on the basis of the employee’s regular rate of pay as of the day of absence and shall be paid on the pay check for said period so long as application for same has been submitted on a timely basis. Application for payment shall be made through the employee’s supervisor on forms so provided.

Section 4.                                            Unused sick and/or personal leave allowance, at the time of the employee’s next eligibility date, will be paid to the employee in a lump sum calculated on the basis of the employee’s regular rate of pay at such time.

ARTICLE 21
NON-COVERED EMPLOYEES

Section 1.               Persons excluded from the Bargaining Unit shall not perform work of the type customarily performed by employees of the Bargaining Unit, except in the following situations:

(a)                                  In emergencies when employees are not available.

(b)                                 In the bona fide instruction or training of employees.

(c)                                  Duties of an experimental nature or in the case of vendors or warrantees, tryouts.

Section 2.                                            When it is determined that bargaining Unit work has been performed by a non-bargaining unit employee in violation of Section 1, the employee in the appropriate job description with the least amount of accumulated overtime hours will receive pay at the applicable rate for the hours of work performed.

Section 3.                                            The Company shall notify the Union Chairperson and/or the Committee person in the section affected prior to the assignment of any persons excluded from the Bargaining Unit to any of the situations listed in Section 1.

Section 4.                                            Any grievance involving interpretation of this Article may be submitted in writing directly to Step 3.

ARTICLE 22
GENERAL PROVISIONS

Section 1.                                            The Company shall notify the Union of its supervisory representatives; the Union shall notify the Company of its Committee members operating under the Contract.

Section 2.                                            Employees will be paid equal pay for equal work.

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Section 3.                                            The Company and the Union agree that they will not discriminate against any employee or applicant for employment because of age, race, color, religious creed, sex, national origin, ancestry or physical disability, disabled veterans, and veterans of the Vietnam era.

Section 4.                                            Part time employees shall have seniority only among other part-time employees, and shall share in monetary benefits under the contract on a prorated basis only, with the exception of general wage rates which they shall share fully.

Section 5.                                            Officers, Stewards and Committee persons of the Union shall be permitted to leave work in connection with official Union business whenever authorized by the President or the Business Agent of the Amalgamated Local Union, and members elected or appointed to official Union conventions or conferences, or authorized by the Local Union to attend any official Union functions shall be permitted to leave work for such purposes provided permission shall be obtained in advance from the Company, which permission will not unreasonably be withheld and provided further that the Company shall not be liable for any pay during the period of absence.

Section 6.                                            Except as provided herein, it is understood between the parties that there shall be no duplication of Compensation for the same hours for any reason.

Section 7.                                            The Company and the Union agree to institute a mutually agreeable training or apprenticeship program.

Section 8.                                            The Company shall print and distribute copies of this contract to all Bargaining Unit employees within one hundred twenty (120) days of the effective date of this Agreement.

Section 9.                                            The Company will offer educational assistance to any employee with three or more years of service under the following conditions:

(a)                                  Courses must be job related and approved by Management prior to starting the program of instruction for which payment will be made.

(b)                                 Courses must be successfully passed prior to payment.

(c)                                  There will be a semester limitation of assistance not to exceed $200 per individual, effective February 1, 1992.

Section 10.                                      Bargaining unit work within the plant shall not be sub-contracted when the work is normally and usually performed by bargaining unit employees with appropriate equipment and qualified employees are available, except where circumstances demand or economics warrant it. If such decision is based on cost, the Company will notify and discuss with the Union as soon as possible the reasons why it believes such action to be necessary, so the parties may explore alternatives to such transfer of work.

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ARTICLE 23

INSURANCE PROGRAM

Section 1.                                            Health Maintenance Organization

Each employee covered by this Agreement shall have their hospital, medical, surgical, and related insurance coverage under the Health Net Charter HMO $1,500 hospital/outpatient deductible per covered family member per calendar year (employee pays first $400, and company pays the next $1,100). No change in current employee premium this year (through 2/28/06); 2002 contract formula applies thereafter.

Section 2.                                            The Company agrees to provide insurance coverage as outlined in the Health Net plan description as provided to all employees upon enrollment Details are explained in the insurance contract.

Section 3.                                            Employee Contributions

Effective 3/1/05 the employee contribution will be $45.49 per week.

Effective 3/1/06 the employee contribution will be $45.49 per week plus 50% of the premium increase up to a maximum of $5.00 from the prior contribution.

Effective 3/1/07 the employee contribution will be the existing contribution plus 50% of the premium increase up to a maximum of $5.00 from the prior contribution.

If during the life of the contract the projected cost of premium increases would result in an increase of more than $5.00 above the previous year’s employee contribution, the Company and the Union will meet to develop an alternate plan which will not result in an increase in Company cost. If the parties agree on a plan which results in a lesser premium cost the parties will share the savings.

If the parties do not agree on an alternate plan, the Company and the employee will share the increased cost of the premium on a 50%/50% basis.

Premium Conversion

Current tax laws allow us to provide you with a tax-advantaged way to pay your share of Medical premiums. You may elect to contribute toward the cost of your coverage on a pre-tax basis. That means your premiums will be deducted from your paycheck before Social Security, federal, and state taxes are taken out. This lowers your taxable income and, in effect, lowers your share of the premiums.

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Section 4.                                            Accident and Sickness weekly benefits for employees with accidents or sickness will be paid as follows:

2/1/05 - $255 per week

2/1/06 - $265 per week

2/1/07 - $275 per week

Section 5.                                            The Company shall pay $40 per month per employee for dental insurance to Local 376, UAW Dental Plan effective February 1, 2005. Effective February 1, 2007 the Company shall pay $30 per month per employee.

Section 6.                                            Employees who retire early may continue their life and/or medical insurance at group rates until age sixty-five (65). In order to receive retiree life paid for by the company and $50/month towards retiree medical and/or Medicare Part B Reimbursement paid for by the Company at age sixty-five (65), the employee must elect to carry the retiree life and/or medical insurance until age sixty-five (65).

Section 7.                                          Employees who retire on or after 2/1/96 are entitled to $50 per month paid for by the Company toward both medical and/or Medicare Part B reimbursement when they reach age sixty-five (65).

Section 8.                                          The Company will provide Life Insurance Coverage and Accidental Death and Dismemberment Coverage in the following amounts:

February 1, 2005 - $22,000

February 1, 2006 - $23,000

February 1, 2007 - $24,000

Section 9.                                          The Pension Plan Monthly Benefit shall be increased from $23.25 as follows for employees retiring after: 2/1/05: $24.00; 2/1//06: $24.75; 2/1/07: $25.50. Employees hired on or after March 1, 2005 will not be covered by the defined benefit pension plan, but will instead be entitled to participate in the Company’s 401k plan, which includes a 25% match on the first 4% of the employee’s contribution.

Section 10.                                      Survivor Income Benefit Insurance - If you should die the Company shall pay a monthly benefit of $100 to your spouse commencing on the first day of the calendar month following the date of death and on the first day of each month thereafter until 24 such monthly payments have been made. No survivor Income Benefit shall be subject in any manner to assignment, pledge, attachment of encumbrance of any kind, nor subject to the debts or liability of any eligible survivor except as required by applicable law.

Section 11.                                      Prescription Safety Glasses

The following prescription safety glass program is in effect for employees only:

Expenses Covered

Every 12 months:	Up to:

Lenses (per lens)

Single Vision	$10.00

Bifocal	$15.00

Trifocal	$20.00

Contact Lens	$15.00

Every 24 months:

Frames	$14.00

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Section 12.                                      Provisions Applicable to Coverage if you cease active work because of certain specified reasons -If you cease work because of non-occupational disability, all your coverage except insurance for Death or Dismemberment by Accidental means and Weekly Accident and Sickness insurance will be continued during absence due to such disability up to a maximum of 18 months from the end of the calendar month in which you last worked. This provision runs concurrently with your COBRA Rights.

Section 13.                                      Layoff or Leave of Absence -Your insurance for Death or Dismemberment by Accidental Means and your Weekly Accident and Sickness Insurance will terminate on the date you cease active work, and all your other coverage will be continued during such lay-off up to the end of the calendar month in which you cease work. If your lay-off continues beyond that period, you may elect on or before the 15th day of the next calendar month to continue all of your insurance other than your insurance for Death or Dismemberment by Accidental means and your Weekly Accident and Sickness insurance for not more than the next 18 months by paying the full cost of the coverage thus continued for you. Failure to make such contribution on or before the 15th day of any month will terminate such insurance at the end of the last month for which payment has been made. If your are on lay-off, this provision will run concurrently with your COBRA rights under COBRA.

Section 14.                                      What Happens to Your Insurance at Retirement - All employees retiring under the Pension Plan, upon attaining their normal retirement date, will receive $4,000 of life insurance.

If an employee retires early under the Pension Plan and pays the required contributions for the amount of life insurance he is entitled to as a retiree, until attainment of age 65, the Company will then continue this amount of life insurance at no cost to the employee.

ARTICLE 24
PLANT CLOSURE AGREEMENT

An employee whose employment is terminated as a direct result of the plant being closed shall receive:

(a)                                  Separation pay in an amount equal to $200 for each year of continuous service;

(b)                                 Any vacation benefits accrued but not yet paid, and

(c)                                  The continuation of the hospital, medical, surgical, dental and life insurance in effect at the time of their termination for four (4) months.

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ARTICLE 25
TERMINATION DATE

This Agreement shall commence February 1, 2005 and terminate midnight, January 31, 2008.

This Agreement shall be in full force and effect for a period of three (3) years from the date hereof and for additional periods of one (1) year thereafter except that should either party hereto intend to terminate this Agreement or modify any portion of any of the terms hereof, it shall give written notice by certified mail to the other party not less than sixty (60) no more than seventy-five (75) days prior to its expiration date.

Should notice of termination be given by either party as herein provided, this Contract shall terminate as of its expiration date.

Should either party hereto give the other party such written notice requesting amendment or modification of this Agreement, such notice shall be specific as to the amendments or modifications proposed. Negotiations on such proposed amendments or modifications shall begin not later than twenty (20) days after the date of mailing of such notice. During such negotiation, this Agreement shall remain in full force and effect except that should negotiations extend beyond the termination date then either party, upon ten (10) days notice to the other in writing and by certified mail may terminate the Contract in which event this Agreement shall terminate on the tenth day after mailing of such notice.

Notice shall be in writing and shall be sent by certified mail addressed, if to the Union, to the International Union, United Automobile, Aerospace and Agricultural Implement Workers or America, UAW, and Amalgamated Local 376, 30 Elmwood Court, Newington, Connecticut and if to the Company, to The Heim Bearings Division of Roller Bearing Company, 60 Round Hill Road, Fairfield, Connecticut, 06430.

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IN WITNESS WHEREOF, the parties hereto have caused their names to be subscribed by their duly authorized officers and representative this

INTERNATIONAL UNION, UNITED AUTOMOBILE, AEROSPACE AND AGRICULTURAL IMPLEMENT WORKERS OF AMERICA, UAW AND AMALGAMATED LOCAL 376	HEIM BEARINGS DIVISION OF RBC BEARINGS

/s/ Wendel Askew	/s/ Jamie King
Wendel Askew, Chairperson	Jamie King
Plant Manager

/s/ Mary Pereira	/s/ Pam Kaczer
Mary Pereira, Committee person	Pam Kaczer
Human Resources Manager

/s/ Ron Jarkes	/s/ Robert W. Crawford
Ron Jarkes, Committee person	Robert W. Crawford
Director, Risk Management

/s/ Carmen Burnham
Carmen Burnham,
Business Agent, UAW Local 376

/s/ Russell See
Russell See
President, UAW Local 376

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APPENDIX A

WAGE SCHEDULE 2005

HIRED BEFORE 2/1/96

	2/1/2005 3.5% INCREASE		8/1/2005 .10¢ COLA		2/6/2006 3.0% INCREASE		8/7/2006 .10¢ COLA		2/5/2007 3.0% INCREASE		8/6/2007 .10¢ COLA
LABOR GRADE	BASE HIRE	RATE MAXIMUM	BASE HIRE	RATE MAXIMUM	BASE HIRE	RATE MAXIMUM	BASE HIRE	RATE MAXIMUM	BASE HIRE	RATE MAXIMUM	BASE HIRE	RATE MAXIMUM
12	19.19	21.69	19.29	21.79	19.87	22.44	19.97	22.54	20.57	23.22	20.67	23.32
11	18.41	20.95	18.51	21.05	19.07	21.68	19.17	21.78	19.75	22.43	19.85	22.53
10	17.68	20.17	17.78	20.27	18.31	20.88	18.41	20.98	18.96	21.61	19.06	21.71
9	16.92	19.58	17.02	19.68	17.53	20.27	17.63	20.37	18.16	20.98	18.26	21.08
8	16.16	18.67	16.26	18.77	16.75	19.33	16.85	19.43	17.36	20.01	17.46	20.11
7	15.33	17.84	15.43	17.94	15.89	18.48	15.99	18.58	16.47	19.14	16.57	19.24
6	15.00	17.52	15.10	17.62	15.55	18.15	15.65	18.25	16.12	18.80	16.22	18.90
5	14.27	16.83	14.37	16.93	14.80	17.44	14.90	17.54	15.35	18.07	15.45	18.17
4	13.80	16.30	13.90	16.40	14.32	16.89	14.42	16.99	14.85	17.50	14.95	17.60
3	13.40	15.91	13.50	16.01	13.91	16.49	14.01	16.59	14.43	17.09	14.53	17.19
2	13.18	15.71	13.28	15.81	13.68	16.28	13.78	16.38	14.19	16.87	14.29	16.97

APPENDIX B

WAGE SCHEDULE 2005

HIRED AFTER 2/1/96

	2/1/2005 3.5% INCREASE		8/1/2005 .10¢ COLA-LG 10-12 .20¢ COLA-LG 2-9		2/6/2006 3.0% INCREASE		8/7/2006 .10¢ COLA-LG 10-12 .15¢ COLA-LG 2-9		2/5/2007 3.0% INCREASE		8/6/2007 .10¢ COLA-LG 10-12 .15¢ COLA-LG 2-9
LABOR GRADE	BASE HIRE	RATE MAXIMUM	BASE HIRE	RATE MAXIMUM	BASE HIRE	RATE MAXIMUM	BASE HIRE	RATE MAXIMUM	BASE HIRE	RATE MAXIMUM	BASE HIRE	RATE MAXIMUM
12	19.19	21.69	19.29	21.79	19.87	22.44	19.97	22.54	20.57	23.22	20.67	23.32
11	18.41	20.95	18.51	21.05	19.07	21.68	19.17	21.78	19.75	22.43	19.85	22.53
10	17.68	20.17	17.78	20.27	18.31	20.88	18.41	20.98	18.96	21.61	19.06	21.71
9	15.63	16.85	15.83	17.05	16.30	17.56	16.45	17.71	16.94	18.24	17.09	18.39
8	14.75	15.95	14.95	16.15	15.40	16.63	15.55	16.78	16.02	17.28	16.17	17.43
7	13.24	14.41	13.44	14.61	13.84	15.05	13.99	15.20	14.41	15.66	14.56	15.81
6	12.93	14.13	13.13	14.33	13.52	14.76	13.67	14.91	14.08	15.36	14.23	15.51
5	12.21	13.44	12.41	13.64	12.78	14.05	12.93	14.20	13.32	14.63	13.47	14.78
4	11.76	12.97	11.96	13.17	12.32	13.57	12.47	13.72	12.84	14.13	12.99	14.28
3	11.40	12.58	11.60	12.78	11.95	13.16	12.10	13.31	12.46	13.71	12.61	13.86
2	11.16	12.37	11.36	12.57	11.70	12.95	11.85	13.10	12.21	13.49	12.36	13.64

APPENDIX C

WAGE SCHEDULE 2005

HIRED AFTER 3/1/05

	Starting rate as of 3/1/2005		8/1/2005 .20¢ COLA		2/6/2006 INCREASE		8/7/2006 .15¢ COLA		2/5/2007 INCREASE		8/6/2007 .15¢ COLA
LABOR GRADE	BASE HIRE	RATE MAXIMUM	BASE HIRE	RATE MAXIMUM	BASE HIRE	RATE MAXIMUM	BASE HIRE	RATE MAXIMUM	BASE HIRE	RATE MAXIMUM	BASE HIRE	RATE MAXIMUM
7	12.24	13.41	12.44	13.61	12.84	14.05	12.99	14.20	13.41	14.66	13.56	14.81
6	11.93	13.13	12.13	13.33	12.52	13.76	12.67	13.91	13.08	14.36	13.23	14.51
5	11.21	12.44	11.41	12.64	11.78	13.05	11.93	13.20	12.32	13.63	12.47	13.78
4	10.76	11.97	10.96	12.17	11.32	12.57	11.47	12.72	11.84	13.13	11.99	13.28
3	10.40	11.58	10.60	11.78	10.95	12.16	11.10	12.31	11.46	12.71	11.61	12.86
2	10.16	11.37	10.36	11.57	10.70	11.95	10.85	12.10	11.21	12.49	11.36	12.64

LABOR GRADES 8 & 9 - SEE WAGE SCHEDULE HIRED AFTER 2/1/96

LABOR GRADES 10, 11, 12 - SEE WAGE SCHEDULE HIRED BEFORE 2/1/96

SUMMARY PLAN DESCRIPTION

for the

HEIM HOURLY 401(K) PLAN

TABLE OF CONTENTS

INTRODUCTION

About This Booklet
About The Plan

PARTICIPATION

Covered Employment
Hours of Service
Entering The Plan
Your Eligibility Service

EMPLOYEE CONTRIBUTIONS

Your 401(k) Contributions
Your Catch-Up Contributions
Your After - Tax Contributions

EMPLOYER CONTRIBUTIONS

Matching Contributions

LIMITS ON CONTRIBUTIONS

ROLLOVERS

INVESTMENTS

Self-Directed Accounts

LOANS

VESTING

Your Vested Percentage
Your Vesting Service
Forfeitures

DISTRIBUTIONS AFTER YOU CEASE TO BE AN EMPLOYEE

To You
To Your Beneficiary

BASIC PLAN INFORMATION

CLAIMS PROCEDURE

STATEMENT OF ERISA RIGHTS

SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS

MISCELLANEOUS

INTRODUCTION

About This Booklet

It’s only a summary:

This booklet is a summary of the HEIM Hourly 40l(k) Plan (the “plan”). It describes the plan as in effect on March 1, 2005.

It is important to remember that this booklet is only a summary of the plan and therefore provides only general information. The plan operates under detailed plan documents that are available on request made to the plan administrator.

A summary cannot deal with every conceivable set of circumstances. If something is not covered in detail in this summary, or if this summary can be read to be inconsistent “with the plan documents, the plan documents will control.

Read the entire booklet:

It is important that you read the entire booklet.  Reading only portions can be confusing and misleading.

Legal requirements:

The plan has been designed to comply with current federal laws and regulations covering qualified retirement plans. Congress or the IRS may change the rules in the future. The plan of course must comply with any changes that may occur.

About The Plan

The plan:

We sponsor the plan to help our eligible employees accumulate retirement income:

•                  You do not pay income taxes on our contributions to the plan when they are made.

•                  You do not pay income taxes on your 401(k) contributions to the plan when they are made. (But, a few cities and states will tax these contributions.)

•                  You also are not taxed on the investment gains on the contributions as they accumulate.

•                  All income taxes are postponed until you withdraw money from the plan.

The plan allows you to save for yourself in an amount that you decide. The plan also provides for “matching contributions” that we make on your behalf based on your contributions. Matching contributions make your savings grow even faster.

All contributions to the plan go into a fund for investment purposes. Your share of the fund is recorded in individual accounts. Your accounts are adjusted for investment gains and losses, and also may be charged with a share of the plan’s expenses.

When you retire or your employment ends for any other reason, you become entitled to distribution from your vested accounts. If you die, your beneficiary is entitled to the distribution.

Plan year:

The plan operates on the basis of a “plan year”. The plan year is the twelve-consecutive-month period that ends each December 31.

PARTICIPATION

Covered Employment

Covered employment:

To be eligible to participate in the plan, you must first be working in “covered employment”.

•                  The plan excludes:

•                  Employees who are non-resident aliens and whose earned income is not from sources within the United States or is exempt from U.S. income tax under a Tax Treaty

Hours of Service

Your “hours of service” are important for certain purposes of the plan - the purposes will be described later in this summary. In general, an hour of service is each hour for which you are paid or entitled to payment from us. This includes both hours worked and certain paid time off, such as vacation and sick days. However, you never receive more than 501 hours of service for any single continuous period of paid time off.

If we do not record actual hours for your job, we will credit you with 190 hours of service for each month in which you have one or more actual hours of service.

Entering The Plan

Eligibility and entry:

To be eligible to participate in the plan, you must first meet the following requirements:

•                  You must be working in covered employment.

•                  You must have completed 6 month(s) of elapsed time service.

Once you have satisfied the eligibility requirements, you will become an active participant on an “entry date”. The entry dates are the first day of each calendar month.

The plan has special rules covering entry by rehired participants and by employees who are transferred into covered employment.

Your Eligibility Service

One year of service:

For eligibility purposes under the plan, you will be credited with service from the date you start working for us until the date you stop working for us (up to one year of a leave of absence is also counted). This is called elapsed time service because we count the months that pass - or elapse - during the time you work for us.

Breaks in service:

You will have a “break in service” if you are absent from work for over one year. The plan has special rules delaying the start of a break in service in the case of absences for such things as maternity, paternity, or adoption of a child.

If you terminate employment and have a break in service before you satisfy the service requirement to participate in the plan, you will be treated as a new hire on your return to employment.

If you have a break in service after you satisfy the service requirement to participate, your prior service will be reinstated immediately upon your return to employment. However, if you terminate employment at a time when you have no vested interest in your accounts attributable to employer contributions and you have 5 or more consecutive breaks in service, your prior service will be disregarded for purposes of determining your eligibility to participate in the plan - that is, your prior service will not be reinstated upon a later return to employment even if you were once a participant in the plan.

EMPLOYEE CONTRIBUTIONS

Your 401(k) Contributions

40l (k) contributions:

The plan includes a 40l(k) arrangement under which amounts that would otherwise be paid to you in cash may instead be put into the plan as contributions on your behalf. These contributions are called “401 (k) contributions.”

Your 401(k) contributions are “pre-tax” – that is, you do not pay federal income taxes on the contributions at the time they are made. Your 401(k) contributions are also exempt from state income tax in most states. (Your contributions are subject to Social Security (FICA) taxes.) Income taxes, including taxes on the investment income and gains on your contributions, are deferred until you make withdrawals from the plan.

Your 401(k) contributions are credited to a separate account called your “401(k) account” for investment purposes. (See the section titled “INVESTMENTS”.)

You are always 100% vested in your 401(k) account.

Catch-up Contributions: Starting on March 1, 2005, you may be able to make additional pre-tax contributions to the plan, called “catch-up contributions”.  (See the section titled “EMPLOYEE CONTRIBUTIONS - Your Catch-Up Contributions”.)

Eligibility and entry:

To be eligible to participate in the 401(k) arrangement, you must have satisfied the eligibility requirements for the plan as a whole. (See the section titled “PARTICIPATION - Entering the Plan”.)

Once you have satisfied the eligibility requirements, you will become a participant (and become eligible to start 401(k) contributions) on the next “entry date”. (See the section titled “PARTICIPATION - Entering the Plan”.)

Starting 401(k) contributions:

You can start making 401(k) contributions on the date you become a participant in the 40l(k) arrangement or on any later entry date.

Your pay reduction agreement:

You make your 401(k) contributions through a pay reduction agreement. This is a two-part contract — you agree to reduce your pay by a specific amount, and we agree that the amount that would have otherwise been paid to you in cash will instead be paid into the plan as a 401(k) contribution.

You must express your pay reduction amount as a whole percentage of your current pay per payroll period, subject to the following minimum and maximum:

•                  Minimum: 1% (if you choose to contribute, you must contribute at least this amount per payroll period).

•                  Maximum: 25%  (a lower maximum may be imposed on highly compensated employees).

Your total 401(k) contributions cannot exceed the amount allowed under the tax laws for any calendar year (e.g., $14,000 for 2005).

Changing your rate of contribution or stopping contributions:

You may change the rate of your contributions up or down effective as of any entry date.

You may stop contributing entirely at any later date. If you stop contributing, you may start your 401(k) contributions again as of any subsequent entry date.

To make a pay reduction agreement, change your contribution percentage or stop contributing, yon must follow the procedures established for this purpose by the plan administrator.

In-service withdrawals:

You may under appropriate circumstances withdraw money from your 401(k) account while you are still employed by us.

Withdrawals are allowed for any reason after you reach age 59½.

Withdrawals are allowed at any time for hardship reasons. You are under a “hardship” for purposes of the plan if (and only if) the withdrawal is necessary to:

•                  Pay medical expenses for you, your spouse or dependents.

•                  Purchase a home that will be your primary residence (but not mortgage payments).

•                  Pay tuition and related educational fees for the next 12 months of post-secondary education for you, your spouse or dependents.

•                  Pay amounts to prevent your eviction from, or foreclosure on, your principal residence.

You can never withdraw more than is necessary to meet the financial need resulting from the hardship. Also, under federal tax law, you cannot withdraw any investment gains on your 401(k) contributions for hardship reasons.

To make a hardship withdrawal, you must have already obtained all withdrawals and distributions (other than hardship withdrawals), and all nontaxable loans, that are currently available to you under all of our plans.

Also, if you make a hardship withdrawal, you will not be able to make any contributions to this plan (or any other deferred compensation or option plan that we have) for 6 months after the withdrawal.

Your Catch-Up Contributions

Catch-up Contributions:

Beginning on October 1, 2004, the plan also allows certain participants to make additional pre-tax contributions to the plan, called “catch-up contributions”. Eligible participants may make catch-up contributions if their 401(k) contributions are otherwise limited by a plan limit, as discussed above, or the tax laws. The tax law limits include the yearly maximum 40l(k) deferral limit ($14,000 in 2005) and special limits that may apply to your contributions if you are a highly compensated employee. (See the section tided “LIMITS CONTRIBUTIONS”.)

Except as stated below, catch-up contributions are administered in the same manner as your 401(k) contributions. (See the section titled “EMPLOYEE CONTRIBUTIONS - Your 40l(k) Contributions”.)

Note: Catch-up contributions are not subject to federal income tax at the time they are made. However, catch-up contributions may be subject to state income taxes. You should consult with your tax advisor regarding these matters.

You are always 100% vested in your catch-up contributions.

Eligibility and entry:

To be eligible to make catch-up contributions, you must first meet the following requirements:

•                  You must be eligible to participate in the plan’s 401(k) arrangement. (See the section titled “EMPLOYEE CONTRIBUTIONS - Your 401(k) Contributions”.)

•                  You must be age 50 or older in order 10 make catch-up contributions for a particular calendar year. If you will turn 50 during the calendar year, you are deemed to satisfy this age requirement at the start of the year. (This age requirement is set by federal law.)

Once you have satisfied the eligibility requirements, you may start your catch-up contributions.

Starting your Catch-up Contributions:

To start contributions, change your contribution amount or stop contributions, you must follow the procedures established for this purpose by the plan administrator. Typically, the requirements will be the same as for your 401(k) contributions. (See the section titled “EMPLOYEE CONTRIBUTIONS - Your 401(k) Contributions”.)

Legal limits:

Your total catch-up contributions cannot exceed the maximum amount allowed under the federal tax laws for a given calendar year. In 2005, the limit is $4,000. This amount is scheduled to increase by $1,000 each year, until reaching $5,000 in 2006.

Note: Due to federal tax law requirements, amounts you initially contribute as catch-up contributions may be reclassified as 401(k) contributions if you do not actually reach a limit imposed on your 40l(k) contributions by the plan or the tax laws. It is also possible that your 401(k) contributions may be reclassified as catch-up contributions, instead of being refunded to you if you exceed a plan or legal limit. (See the section titled “LIMITS ON CONTRIBUTIONS”.)

Your After – Tax Contributions

After-tax contributions:

The plan also allows you to contribute money on an after-tax basis - that is, after income and Social Security (FICA) taxes have been paid on the money. These contributions are called “after-tax contributions.”

Although you have already paid tax on your after-tax contributions, income taxes on the investment income and gains on those contributions are deferred until you make withdrawals from the plan.

Your after-tax contributions are credited to a separate account called your “after-tax account” for investment purposes. (See the section titled “INVESTMENTS”.)

You are always 100% vested in your after-tax account.

Eligibility and entry:

To be eligible to participate in the after-tax portion of the plan, you must have satisfied the eligibility requirements for the plan as a whole. (See the section titled “PARTICIPATION - Entering the Plan”.)

To be eligible to participate in the after-tax portion of the plan, you must have satisfied the eligibility requirements for the plan as a whole. (See the section titled “PARTICIPATION - Entering the Plan”.) Once you have satisfied the eligibility requirements, you will become a participant (and will be able to start making after-tax contributions) at the same time you become a participant in the 401(k) portion of the plan. (See the section titled “EMPLOYEE CONTRIBUTIONS -Your 401(k) contributions”.)

Pay withholding contributions:

You may make your after-tax contributions through pay withholding.

You must express your pay withholding amount as a whole percentage of your current pay per payroll period, subject to the following minimum and maximum:

•                  Minimum: 1% (if you choose to contribute, you must contribute at least this amount per payroll period).

•                  Maximum: 10% (a lower maximum may be imposed on highly compensated employees). Also, in combination, your 401(k) contributions and after-tax contributions may not exceed 25% of your pay for any payroll period.

In-service withdrawals:

You may withdraw money from your after-tax account while you are still employed by us.

Withdrawals are allowed at any time and for any reason.

EMPLOYER CONTRIBUTIONS

Matching Contributions

Matching contributions:

The plan provides for employer contributions that we make based on your contributions to the plan. These contributions are called “matching contributions.”

Income taxes on matching contributions, including taxes on the investment income and gains on such contributions, are deferred until you make withdrawals from the plan.

Matching contributions are credited to a separate account called your “matching account” for investment purposes. (See the section titled “INVESTMENTS.”)

Eligibility and entry:

To be eligible to participate in the matching portion of the plan, you must have satisfied the eligibility requirements for the plan as a whole. (See the section titled “PARTICIPATION - Entering the Plan”.)

Once you have satisfied the eligibility requirements, you will become a participant on the next “entry date”. (See the section titled “PARTICIPATION - Entering the Plan”.)

Matching contribution formula:

Matching contributions will be a discretionary amount that we determine each plan year. Generally, we will announce the match formula in advance of each year (the formula may change from year to year). If no formula is announced, we will decide at the end of the year whether to make a matching contribution according to a default formula specified in the plan or not to make a matching contribution for that year.

Plan compensation:

Your matching contributions are dependent upon your “plan compensation” for the plan year. In general, as an employee your plan compensation includes all of the taxable compensation we pay you for current services (it does not include deferred compensation payments or stock option amounts). However, some special rules apply -

•                  Pre-entry date amounts – plan compensation does not include amounts paid prior to the entry date on which you become a participant in the matching portion of the plan - that is, if you enter the plan mid-year, your matching contributions will be based solely on amounts you are paid as a participant after your entry date.

•                  40l (k) contributions – plan compensation includes the amount of your pre-tax contributions to “401(k)” and “403 (b)” plans.

•                  Cafeteria contributions – plan compensation includes the amount of your pre-tax contributions by pay reduction to “cafeteria” plans.

•                  Fringe benefits – plan compensation does not include reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation or welfare benefits.

•                  IRS limit – plan compensation does not include amounts in excess of the maximum that is permitted to be recognized by a qualified plan under the tax laws – that maximum is $210,000 for year 2005 (indexed for inflation).

Any amounts you receive after you cease to be a covered employee do not count as plan compensation.

Requirements to receive a matching contribution:

To receive a matching contribution for a plan year:

•                  You must have made match eligible contributions during the plan year.

•                  You must be an active participant in the matching portion of the plan at some time during the plan year. (See the discussion above titled “Eligibility and Entry”.)

•                  After you become a participant in the matching portion of the plan, you will be an “active” participant as long as you continue to work in covered employment.

•                  However, you need not be employed by us on the last day of the plan year or have completed any specified number of hours of service during the plan year.

In-service withdrawals:

You may under appropriate circumstances withdraw money from your matching account while you are still employed by us.

Withdrawals are allowed for any reason after you reach age 65.

Withdrawals are allowed at any time for hardship reasons. You are under a “hardship” for purposes of the plan if (and only if) the withdrawal is necessary to:

•                  Pay medical expenses for you, your spouse or dependents.

•                  Purchase a home that will be your primary residence (but not mortgage payments).

•                  Pay tuition and related educational fees for the next 12 months of post-secondary education for you, your spouse or dependents.

•                  Pay amounts to prevent your eviction from, or foreclosure on, your principal residence.

You can never withdraw more than is necessary to meet the financial need resulting from the hardship.

To make a withdrawal, you must follow the procedures established for this purpose by the plan administrator.

LIMITS ON CONTRIBUTIONS

Limits on your contributions:

The tax laws limit the total amount which can be contributed to the plan and any other plans maintained by us in any year. The total contribution to your accounts in this plan, plus any other defined contribution plans we may maintain, in any year is limited to the smaller of $42,000 or 100% of your taxable compensation (including contributions by salary reduction to “40l(k)”, other than catch-up contributions, and “cafeteria” plans). However, contributions classified by the tax laws as catch-up contributions are not considered when determining this yearly limit. (See the section titled “EMPLOYEE CONTRIBUTIONS - Your Catch-up Contributions”.)”

Limits on contributions by and for highly compensated participants:

The tax laws also may limit the amount you can contribute to the plan and/or the amount of matching contributions you can receive if you are in the group of highly compensated employees. In general, you may be a “highly compensated employee” for a plan year if you earned more than $90,000 (indexed for inflation) during the prior plan year or if you were a more than 5% owner during the prior or current plan year.

If you are a highly compensated employee, the tax laws set out a complicated formula which must be used to monitor the amount you and all other participants are contributing and the matching contributions made under the plan on your behalf. Estimates of the maximum amounts that can be contributed may be made. Your contributions may be limited to satisfy those estimates.

At the end of each plan year, the formula will be applied to the aggregate amount actually contributed by or for all eligible participants during the year. If the tax law limits have been exceeded, some matching contributions may have to be removed from your matching account and some of your contributions may have to be refunded to you. However, if you are eligible to make catch-up contributions, all or a portion of the amount that would have been refunded to you may be reclassified as catch-up contributions, provided that you have not exceeded the catch-up limit for the year.

The plan also includes the option of correcting violations of these limits by making additional contributions to the accounts of eligible non-highly compensated participants, if we decide that is the most appropriate way to satisfy these requirements for any plan year.

Annual limit on deferrals under all 401(k) plans:

Your 40l(k) contributions to the plan, plus any amounts you defer under any other qualified plan which allows you to defer compensation on a pre-tax basis, cannot be more than a specific dollar limit in any calendar year - the limit is $14,000 for the year 2005 (it will be adjusted for inflation in the future). Note that this limit includes any plan of any other employer you may have, not just this plan. Note also that it is based on the calendar year, regardless of the plan year. If you are eligible to make catch-up contributions, you may contribute an additional amount above the normal dollar limit for the year. Your catch-up contributions to the plan, plus any amounts classified as catch-up contributions under any other qualified plan, cannot be more than $4,000 in 2005. This limit increases by $1,000 per year until it reaches $5,000 in 2006.

If you exceed this limit, you must decide how you want to allocate the excess amounts among the plans. You must notify us before March 1 of the next calendar year of any excess allocated to this plan. The excess amounts, plus investment earnings on those amounts, will be refunded to you and will be taxable income to you.

If you defer more than the maximum allowed in any calendar year and do not take appropriate steps for a refund of excess deferrals, you will be subject to serious adverse income tax consequences.

ROLLOVERS

Rollover contributions:

Under certain circumstances, you may rollover a distribution you received from some other retirement plan into this plan. You are eligible to make rollovers to this plan if you are an active participant in the plan.

You can make a rollover in either of these ways:

•                  Traditional rollover - you contribute money paid directly to you within 60 days of receiving it from the other plan.

•                  Direct rollover - the money is transferred between the plans.

The plan accepts rollovers from the following sources:

•                  qualified plans - you may roll over amounts attributable to employer contributions or pre-tax deferrals.

•                  403(b) annuity plans.

•                  certain 457(b) plans.

•                  conduit IRAs - a conduit IRA is a traditional IRA that holds only amounts that you received in an eligible distribution in the past from a qualified plan (plus earnings on those amounts).

•                  after-tax contributions you made to a previous employer’s qualified plan; after-tax rollovers must be done as a direct rollover.

Any amounts that you rollover into this plan go into the fund for investment purposes. These amounts are recorded in an individual account called your “rollover account.” You are always 100% vested in your rollover account.

The rules governing rollovers are complex. If you are interested in making a rollover, contact the plan administrator for more information.

In-service withdrawals:

You may withdraw money from your rollover account while you are still employed by us. Withdrawals are allowed at any time and for any reason.

INVESTMENTS

All contributions to the plan go into a fund held for investment purposes. Your share of the fund is recorded in your individual accounts.

Self-Directed Accounts

Your investment options:

You control the investment of certain or all of your accounts among the investment options offered by the plan.

You will receive further information regarding the available investment options and the procedures for making and changing your investment selections. You also will receive from time to time detailed descriptions and reports regarding the investment options. You should treat all those materials as being part of this summary plan description.

We may add, delete, or change investment options from time to time as conditions warrant.

Your responsibilities for investments:

The plan is designed to be a “section 404(c) plan,” which means that it is your responsibility to monitor the investment options and decide what investment mix is right for you. Plan fiduciaries may be relieved of liability for any losses that result from your investment instructions. We will not give you investment advice or manage your accounts for you.

Your investment election will continue to apply until you make a new election changing your options. If you die, your beneficiary becomes responsible for selecting investments for his or her accounts.

Further information about investments:

To obtain further information about your investment options, including copies of prospectuses, financial statements and reports, expenses, listings of assets held, and values of shares or units, contact the plan administrator.

You should invest your contributions in company stock only if you feel it is the right investment for you, taking into account your overall investment portfolio, including your participation in other stock-based compensation plans of the company, if any. Company stock is not a diversified investment - this means greater volatility and therefore, greater risk.”

LOANS

You are allowed to borrow against your accounts in accordance with a participant ban program established under the plan. The following is a written description of the details of the participant loan program, and you should treat that description as being part of this summary plan description.

LOAN POLICY

The following describes the administrative procedures, terms and conditions for loans under the HEIM Hourly 40l(k) Plan.

1. Eligibility for a Loan

Loans will be granted for hardship reasons only, including the following:

• expenses for medical care incurred by the Participant, or his/her spouse or dependent,

• costs directly related to the purchase or renovation of the principal residence of the Participant,

• payment of tuition and related educational fees for the next 12 months of post-secondary education for the participant, or his/her spouse, child or dependent, and

• the need to prevent the eviction of the Participant from his/her principal residence or the foreclosure on the mortgage of the principal residence of the Participant.

2. Limitation on Amount

The amount of your loan (when added to the outstanding balance of all other loans you have from the plan or any other plan of the Employer) cannot be greater than the lesser of:

A.           $50,000 reduced by the amount by which (l) the highest outstanding balance of all loans to you during the one-year period ending on the day before the date on which the loan is made, exceeds (2) the outstanding balance of all loans to you on the date on which this loan is made; or

B.             The amount determined according to the following chart:

Vested Account Balance	Maximum Amount of Loan
$0 - $100,000	50% of vested account balance
over $100,000	$50,000

The value of your account balance and the amount available for a loan will be determined by the Administrator.

3.              Limitation on Source

Loans may be made from all accounts of a participant.

4.              Minimum Loan Amount

The minimum loan amount is $1,000.

5.              Interest Rate

The interest rate charged on the loan will be 1% plus the prime rate. The amount you take as a loan will be treated as an investment choice. Accordingly, the interest you pay on the loan will be credited to your plan balance as earnings.

6.              Term of the Loan

Loans (other than a home purchase loan) must be repaid over a period no longer than 5 years.

Loans for a home purchase must be repaid over a period no longer than 10 years.

7.              Maximum Number of Loans

The maximum number of loans outstanding for a participant at any time is one.

8.              Security for Loan

Your account balance will act as the collateral for the loan.

9.              Repayment

Repayment of your loan will be made through payroll deduction (after-tax) as long as you are an active employee of the Employer. If you are no longer an active employee, the entire outstanding balance of the loan will become due. Repayment of the entire outstanding balance of the loan must be made by certified check or money order sent to the Employer.

If you have separated from service and are more than 30 days late with any payment, the Employer reserves the right to treat the loan as if it has been distributed to you. You will then be required to include the distributed amount in your gross income for the year. If you are under age 59 1/2, the distributed amount may also be subject to the IRS 10% early withdrawal penalty tax.

If you are an active employee currently making loan repayments through payroll deduction, you may prepay the loan in full at anytime by a certified check, cashiers check, or money order mailed to your employer or to Scudder. However, partial prepayments are not allowed.

10.       Paperless Loans by Phone: (Not currently available)

You may request a loan by calling the Scudder Pilot Voice Response System at (800) 541-7705 or through Scudder Interactive Account on-line at http://university.scudder.com. You will receive a check in the amount of the loan attached to the promissory note, an assignment of your plan account, and a truth-in-lending disclosure statement.

VESTING

Your Vested Percentage

Vesting:

“Vesting” refers to your right to receive a benefit from your accounts. You are always fully - 100% - vested in any account other than your matching account. You become 100% vested in this account upon the occurrence of any of the following events:

•                  You become 100% vested when you reach normal retirement age (provided you are employed with us at that time).

Normal retirement age is age 65. You may continue to work past normal retirement age if you choose.

•                  You become 100% vested if your termination of employment occurs because of your death - in that case, your beneficiary becomes entitled to the full balance of your accounts.

•                  You become 100% vested if your termination of employment occurs because of your disability. For this purpose, “disability” means that you have a physical or mental condition that makes you unable to engage in any substantial gainful activity, and that can be expected to last for at least twelve months or result in death.

Prior to occurrence of an event that results in 100% vesting, your vested percentage is determined based on your service.

Vesting based on service - matching accounts:

Your “vested percentage” in your matching account prior to an event that results in 100% vesting is determined under the following schedule:

Vesting Years	Vested Percentage
1	0%
2	50%
3 or more	100%

Please note that a different vesting schedule continues to apply to matching contributions made before the 2002 plan year. Consult your prior summary plan description for the vesting schedule and other special rules that may apply.

Your Vesting Service

Your “service”:

For vesting purposes under the plan, you will be credited with one year of service for each plan year during which you complete 1000 or more hours of service.

Breaks in service:

You will have a “break in service” if you have 500 or less hours of service in a plan year. The plan has special rules delaying the start of a break in service in the case of absences for such things as maternity, paternity, or adoption of a child.

If you terminate employment and have a break in service, your prior service will be reinstated for vesting purposes immediately upon your return to employment.

If you terminate employment at a time when you have no vested interest in your accounts attributable to employer contributions and you have 5 or more consecutive breaks in service, your prior service will be disregarded for purposes of determining your vested percentage - that is, your prior service will not be reinstated upon a later return to employment even if you were once a participant in the plan.

Forfeitures

Forfeiture accounts:

If you are not 100% vested when your employment terminates, the part of any account that is not vested will be transferred to a “forfeiture account.” This transfer will occur when you have received full distribution of your benefit, or when you have 5 consecutive breaks in-service.

The balance of the forfeiture account is applied in accordance with rules established for this purpose under the plan.

Reemployment:

Once you have 5 consecutive breaks in service, any forfeiture is permanently lost, even if you are later reemployed with us.

If you return to work with us before 5 consecutive breaks in service, you may repay to the plan any distribution that you received. If you make this repayment (or if you were 0% vested), the forfeited amount will be reinstated to your account by the end of that plan year. However, only the amount forfeited is reinstated; you do not receive any interest or earnings for the period between the forfeiture and the reinstatement.

DISTRIBUTIONS AFTER YOU CEASE TO BE AN EMPLOYEE

To You

Benefit payments:

After your employment terminates, you become eligible for a benefit from the plan equal to the vested balance of your accounts.

If your benefit is $5000.00 or less, it will be paid in a single lump-sum as soon as administratively practicable after your employment terminates.

In determining if your benefit is $5000.00 or less, the plan will disregard any amount in your rollover account.

If your benefit is more than $5000.00, you can choose when you wish to have your benefit paid within the limits set by the tax laws and the plan. Your benefit will be paid as soon as administratively practicable after you terminate employment and you request your distribution.

Payment deadline and minimum distributions:

Your benefit must be paid (or distributions must commence) not later than the date minimum distributions are required to start under the tax laws. Minimum distributions are required to start by the April 1st following the calendar year in which you reach age 70½ or, if later, retire (if you are more than a five percent owner, however, your payment must be made by April 1st following the year you reach age 70½).

Required minimum distributions under the plan are calculated by using a table published by the IRS. However, if your spouse is your sole beneficiary under the plan, the required minimum distributions are calculated using the joint life expectancy of you and your spouse if that produces smaller minimums than under the table.

Payment options:

Your benefit generally will be paid in the form of a single lump-sum payout.

•                  A lump-sum payout.

Your benefit will be paid in cash.

Tax consequences and withholding:

You will be subject to income taxes when your benefit is paid. Also, a payment made before age 59 1/2 may be subject to an additional 10% penalty tax. Therefore, the time of payment is important. You should consult with your tax advisor regarding these matters. (See also the section titled “SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS”.)

You can avoid the income and penalty taxes by making a “rollover” to a traditional IRA (not a Roth or Education IRA), or another employer’s plan, if you qualify.

Many distributions you receive from the plan will be subject to withholding of 20% for federal income taxes. You can avoid mandatory withholding only if you arrange to have your benefit transferred directly to another qualified retirement plan or to a traditional IRA.

To Your Beneficiary

Death benefits:

When you die, the unpaid balance of all your vested accounts will be paid to your beneficiary.

Under very limited circumstances, the plan may be or become subject to special “survivor annuity” requirements that are described later in this summary. If these annuity requirements apply to the plan, the balance of your vested accounts may be required to be applied to purchase a “qualified preretirement survivor annuity” for your spouse unless you waive that annuity and your spouse consents to that waiver. (See the section titled “MISCELLANEOUS - Annuity Requirements”.)

Selecting your beneficiary:

You can select a beneficiary by following the procedures established for this purpose by the plan administrator. You may change or revoke your beneficiary designation at any time in accordance with those procedures.

If you have not designated a beneficiary prior to your death, or if your designated beneficiary does not survive you, your beneficiary will be your spouse or, if you have no surviving spouse, your estate.

Special rules for married participants:

If you are married, you are subject to some special rules. In general, your spouse must be your beneficiary. If you wish to designate someone else (including a trust for your spouse), your spouse must consent to the additional or different beneficiary. The spouse’s consent must be in writing and must be notarized or witnessed by a plan representative or a notary. There are limited exceptions where the consent of your spouse need not be obtained, such as where your spouse cannot be located.

If you are single, any beneficiary designation on file will automatically be revoked when you get married and your spouse will become your sole beneficiary until you file a new designation as described above.

If your marital status ever changes (you marry or divorce, or have a legal separation), you should consider whether a new beneficiary designation is appropriate.

Payment deadline and minimum distributions:

If you die before the date that minimum distributions are required to start to you, the benefit payable to a beneficiary must be paid by December 31 of the year in which falls the fifth anniversary of your death.

If you die after minimum distributions are required to start to you, minimum distributions must continue in accordance with the method that was being used to calculate minimum distributions before your death, or your beneficiary may elect a more rapid payout.

If the total benefit payable to a beneficiary is less than or equal to $5000.00, it will be paid in a lump sum as soon as administratively practicable after your death.

In determining if the total benefit is $5000.00 or less, the plan will disregard any amount in your rollover account. (This rule applies to all distributions made after January 1, 2002.)

BASIC PLAN INFORMATION

Name of plan:

HEIM Hourly 401(k) Plan

Type of plan:

The plan is a qualified profit sharing plan under Section 401(a) of the Internal Revenue Code.

Plan sponsor and administrator;

HEIM is the “plan sponsor”. Communication to the company should be directed as follows:

HEIM

60 Round Hill Road PO Box 430

Fairfield, Connecticut 06824

203-319-7754

The “plan administrator” for purposes of federal law is a committee of individuals appointed by the company - the committee is called the Retirement Plan Committee.

Communication to the plan administrator should be directed as follows:

Ms. Pam Goehringer

One Tribology Center

Oxford, CT 06478

203-267-7001

Participating employee:

The company is the only participating employer in the plan.

Plan number:

The plan has been assigned the following identification number: TDB.

Employer identification number:

The company’s federal employer identification number is: 13-3426227.

Funding agent:

All or a portion of the plan assets are held in an account with the following financial organization serving as a directed trustee:

Scudder Trust Company

11 Northeastern Boulevard

Salem, N.H. 03079

Agent for Legal Process:

Legal process may be served on Heim Bearings at the address for the company listed above.

Legal process may also be served on the trustee, at the address listed above.

CLAIMS PROCEDURE

To receive a distribution or other benefit, you must follow the procedures established by the plan administrator. You may be required to file a paper form, or you may be required to exercise benefit elections and other rights through a voice response system or other electronic media (e.g., Internet).

The plan administrator will make factual determinations on whether you are entitled to benefits and if so, the amount, and will interpret the terms of the plan. The plan administrator’s decisions are binding, subject to your claim and appeal rights described below.

Initial benefit claim:

If you follow the procedures described above but do not receive a benefit you think you are entitled to, you or your authorized representative may file a claim for benefit with the plan administrator. The plan administrator will ordinarily respond within 90 days. However, the plan administrator may extend this period for an additional 90 days by giving you written notice of the extension, the reason why it is necessary and the date a decision is expected. Your claim will be decided in accordance with the plan and past benefit determinations.

If your claim is wholly or partially denied, you will be notified in writing of the specific reasons for the denial, with specific references to the relevant plan provisions upon which the decision is based, and the procedures for appealing the decision.

Claims based on your account statements:

You may receive periodic statements showing the current value of your plan accounts. If you believe that a statement contains an error you must, within 60 days, file a claim with the plan administrator. The claim should describe the error and, if possible, the correction or adjustment you seek. The plan administrator will respond within the rime periods for an initial benefit claim.

Appeals:

If you disagree with the initial claim determination, you or your authorized representative can, within 60 days, file an appeal with the plan administrator. You or your representative may present written statements and other documentation supporting your claim. Upon request to the plan administrator, you may review all documents relevant to your claim. (You may also receive copies of these documents free of charge.)

Your appeal will usually be decided within 60 days after you file it or, if special circumstances require an extension, within 120 days. However, if a committee is responsible for reviewing appeals and it meets at least quarterly, your appeal will be reviewed at the first meeting that is at least 30 days after you file your appeal or, if special circumstances require an extension, no later than the third meeting after you file your appeal. If an extension is required, you will receive notice of the extension, the reason why it is necessary and the date a decision is expected. Also, if you need to provide more information for the determination, you will be notified and the period for review will be tolled until the information is provided.

Your claim will be decided in accordance with the plan and past benefit determinations. Once a decision is reached, you will receive written notice explaining the decision and the reasons for it, including specific reference to the relevant plan provisions.

You may pursue legal action only after you have completed the claims process. (See the section titled “STATEMENT OF ERISA RIGHTS”.)

STATEMENT OF ERISA RIGHTS

Statement of rights of plan participants:

As a participant in the plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (“ERISA”).

Receive Information About your Plan and Benefits. ERISA provides that all plan participants will be entitled to:

1.               Examine, without charge, at the plan administrator’s office and at other specified locations, such as worksites and union halls, all documents governing the plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the plan with the U.S. Department of Labor and available at the Public Disclaimer Room of the Pension and Welfare Benefits Administration.

2.               Obtain, upon written request to the plan administrator, copies of documents governing the operation of the plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series)  and updated summary plan description.  The plan administrator may make a reasonable charge for the copies.

3.               Receive a summary of the plan’s annual financial report.  The plan administrator is required by law to furnish each participant with a copy of this summary annual report.

4,               Obtain a statement telling you whether you have a right to receive a benefit at normal retirement age and if so, what your benefits would be at normal retirement age if you stop working under the plan now. If you do not have a right to a benefit, the statement will tell you how many more years you have to work to get a right to a benefit.  This statement must be requested in writing and is not required to be given more than once every twelve months.  The plan must provide the statement free of charge.

Prudent Action by Plan Fiduciaries. In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the plan. The people who operate your plan, called “fiduciaries” of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

Enforced Your Rights. If your claim for a benefit is denied or ignored, in whole or in pan, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the plan administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the plan administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the plan’s decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in Federal court. If it should happen that plan fiduciaries misuse the plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions. If you have any questions about the plan, you should contact the plan administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the plan administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS

This notice explains how you can continue to defer federal income tax on your retirement savings in the plan and contains important information you will need before you decide how to receive your plan benefits. This notice is provided to you by the plan administrator because all or part of the payment that you will receive from the plan may be eligible for rollover by you or the plan administrator to a traditional IRA or eligible employer plan. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account (formerly an Education IRA). An eligible employer plan includes a plan qualified under section 401(a) of the Internal Revenue Code, including a 401(k) plan, profit-sharing plan, defined benefit plan, stock bonus plan, and money purchase plan; a section 403(a) annuity plan; a section 403(b) tax-sheltered annuity; and an eligible section 457(b) plan maintained by a governmental employer (governmental 457 plan).

An eligible employer plan is not legally required to accept a rollover. Before you decide to roll over your payment to another employer plan, you should find out whether the plan accepts rollovers and, if so, the types of distributions it accepts as a rollover. You should also find out about any documents that are required to be completed before the receiving plan will accept a rollover. Even if a plan accepts rollovers, it might not accept rollovers of certain types of distributions, such as after-tax amounts. If this is the case, and your distribution includes after-tax amounts, you may wish instead to roll your distribution over to a traditional IRA or split your rollover amount between the employer plan in which you will participate and a traditional IRA. If an employer plan accepts your rollover, the plan may restrict subsequent distributions of the rollover amount or may require your spouse’s consent for any subsequent distribution. A subsequent distribution from the plan that accepts your rollover may also be subject to different tax treatment than distributions from this plan. Check with the administrator of the plan that is to receive your rollover prior to making the rollover.

Summary:

This section of the summary contains important information you will need before you decide to how to receive your benefits from the plan.

A payment from the plan that is eligible for “rollover” can be taken in two ways. You can have all or any portion of your payment either (1) PAID IN A “DIRECT ROLLOVER” or (2) PAID TO YOU. A rollover is a payment of your plan benefits to your traditional individual retirement arrangement (IRA) or to another qualified employer plan. This choice will affect the tax you owe.

If you choose a DIRECT ROLLOVER:

•                  Your payment will not be taxed in the current year and no income tax will be withheld.

•                  Your payment will be made directly to your traditional IRA or, if you choose, to another eligible employer plan that accepts your rollover. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account (formerly an Education IRA) because these are not traditional IRAs.

•                  The taxable portion of your payment will be taxed later when you take it out of the traditional IRA or the eligible employer plan. Depending on the type of plan, the later distribution may be subject to different tax treatment than it would be if you received a taxable distribution from this plan.

If you choose to have your plan benefit PAID TO YOU:

•                  You will receive only 80% of the taxable amount of the payment, because the plan administrator is required to withhold 20% of that amount and send it to the IRS as income tax withholding to be credited against your taxes.

•                  The taxable amount of your payment will be taxed in the current year unless you roll it over. Under limited circumstances, you may be able to use special tax rules that could reduce the tax you owe. However, if you receive the payment before age 59½ you may have to pay an additional 10% tax.

•                  You can roll over all or part of the payment by paying it to your traditional IRA or to an eligible employer plan that accepts your rollover within 60 calendar days after you receive the payment. The amount rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

•                  If you want to roll over 100% of the payment to a traditional IRA or an eligible employer plan, you must find other money to replace the 20% of the taxable portion that was withheld. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over.

Your Right to Waive the 30-Day Notice Period. Generally, neither a direct rollover nor a payment can be made from the plan until at least 30 days after your receipt of this notice. Thus, after receiving this notice, you have at least 30 days to consider whether or not to have your withdrawal directly rolled over. If you do not wish to wait until this 30-day notice period ends before your election is processed, you may waive the notice period by making an affirmative election indicating whether or not you wish to make a direct rollover, your withdrawal will then be processed in accordance with your election as soon as practical after it is received by the plan administrator.

Payments that can and cannot be rolled over by you:

Payments from the plan may be “eligible rollover distributions.” This means that they can be rolled over to a traditional IRA or to an eligible employer plan that accepts rollovers. Payments from a plan cannot be rolled over to a Roth IRA, a SIMPLE IRA or a Coverdell Education Savings Account (formerly an Education IRA). The plan administrator should be able to tell you what portion of your payment is an eligible rollover distribution.

After-tax Contributions. If you made after-tax contributions to the plan, these contributions may be rolled into either a traditional IRA or to certain employer plans that accept rollovers of the after-tax contributions. The following rules apply:

•                  Rollover into a Traditional IRA. You can roll over your after-tax contributions to a traditional IRA either directly or indirectly. Your plan administrator should be able to tell you how much of your payment is the taxable portion and how much is the after-tax portion.

If you roll over after-tax contributions to a traditional IRA, it is your responsibility to keep track of, and report to the IRS on the applicable forms, the amount of these after-tax contributions. This will enable the nontaxable amount of any future distributions from the traditional IRA to be determined.

Once you roll over your after-tax contributions to a traditional IRA, those amounts cannot later be rolled over to an employer plan.

•                  Rollover into an Employer Plan. You can roll over after-tax contributions from an employer plan that is qualified under Code section 401(a) or a section 403(a) annuity plan to another such plan using a direct rollover if the other plan provides separate accounting for amounts rolled over, including separate accounting for the after-tax employee contributions and earnings on those contributions. You can also roll over after-tax contributions from a section 403(b) tax-sheltered annuity to another section 403(b) tax-sheltered annuity using a direct rollover if the other tax-sheltered annuity provides separate accounting for amounts rolled over, including separate accounting for the after-tax employee contributions and earnings on those contributions. You cannot roll over after-tax contributions to a governmental 457 plan. If you want to roll over your after-tax contributions to an employer plan that accepts these rollovers, you cannot have the after-tax contributions paid to you first. You must instruct the plan administrator of this plan to make a direct rollover on your behalf. Also, you cannot first roll over after-tax contributions to a traditional IRA and then roll over that amount into an employer plan.

The following types of payments cannot rolled over.

Payments Spread Over Long Periods. You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for

•                  your lifetime (or your life expectancy), or

•                  your lifetime and your beneficiary’s lifetime (or life expectancies), or

•                  a period of ten years or more.

Required Minimum Payments. Beginning in the year you reach 70½ or retire, if later, a certain portion of your payment cannot be rolled over because it is treated as a “required minimum payment” that must be paid by you. Special rules apply if you own more than 5% of your employer.

Hardship Distributions. A hardship distribution cannot be rolled over.

Corrective Distributions. A distribution that is made to correct a failed nondiscrimination test or because legal limits on certain contributions were exceeded cannot be rolled over.

Loans Treated as Distributions. The amount of a plan loan that becomes a taxable deemed distribution because of a default cannot be rolled over. However, a loan offset amount is eligible for rollover, as discussed below. Ask the plan administrator of this plan if distribution of your loan qualified for rollover treatment.

The plan administrator of this plan should be able to tell you if your payment includes amounts which cannot be rolled over.

Direct rollover:

A direct rollover is a direct payment of the amount of your plan benefits to a traditional IRA or an eligible employer plan that will accept it. You can choose a direct rollover of all or any portion of your payment that is an “eligible rollover distribution,” as described above. You are not taxed on any taxable portion of your payment for which you choose a direct rollover until you later take it out of the traditional IRA or eligible employer plan. In addition, no income tax withholding is required for any taxable portion of your plan benefits for which you choose a direct rollover.

Direct Rollover to a Traditional IRA.  You can open a traditional IRA to receive the direct rollover. If you choose to have your payment made directly to a traditional IRA, contact an IRA sponsor (usually a financial institution) to find out how to have your payment made in a direct rollover to a traditional IRA at that institution. If you are unsure of how to invest your money, you can temporarily establish a traditional IRA to receive the payment. However, in choosing a traditional IRA, you may wish to make sure that the traditional IRA you choose will allow you to move all or a part of your payment to another traditional IRA at a later date, without penalties or other limitations. See IRS Publication 590, Individual Retirement Arrangements, for more information on traditional IRAs (including limits on how often you can roll over between IRAs) .

Direct Rollover to a Plan.  If you are employed by a new employer that has an eligible employer plan, and you want a direct rollover to that plan, ask the plan administrator of that plan whether it will accept your rollover. An eligible employer plan is not legally required to accept a rollover. If your new employer’s plan does not accept a rollover, you can choose a direct rollover to a traditional IRA. If the employer plan accepts your rollover, the plan may provide restrictions on the circumstances under which you may later receive a distribution of the rollover amount or may require spousal consent to any subsequent distribution. check with the plan administrator of that plan before making your decision.

Direct Rollover of a Series of Payments. If you receive a payment that can be rolled over to a traditional IRA or an eligible employer plan that will accept it, and it is paid in a series of payments for less than ten years, your choice to make or not make a direct rollover for a payment will apply to all later payments in the series until you change your election. You are free to change your election for any later payment in the series.

Change in Tax Treatment Resulting from a Direct Rollover. The tax treatment of any payment from the eligible employer plan or traditional IRA receiving your direct rollover might be different than if you received your benefit in a taxable distribution directly from the plan. For example, if you were born before January 1, 1936, you might be entitled to ten-year averaging or capital gain treatment, as explained below. However, if you have your benefit rolled over to a section 403(b) tax-sheltered annuity, a governmental 457 plan, or a traditional IRA in a direct rollover, you benefit will no longer be eligible for that special treatment. See the sections below entitled Additional 10% Tax if You Are under Age 59½ and Special Tax Treatment if You Were Born before January 1, 1936.

Payment paid to you:

If your payment can be rolled over and the payment is made to you in cash, it is subject to 20% federal income tax withholding on the taxable portion (state tax withholding may also apply). The payment is taxed in the year you receive it unless, within 60 days, you roll it over to a traditional IRA or an eligible employer plan that accepts rollovers. If you do not roll it over, special tax rules may apply.

Income tax withholding:

Mandatory Withholding. If any portion of your payment can be rolled over (as described above) and you do not elect to make a direct rollover, the plan is required by law to withhold 20% of the taxable amount. This amount is sent to the IRS as federal income tax withholding. For example, if you can roll over a taxable payment of $10,000, only $8,000 will be paid to you because the plan must withhold $2,000 as income tax. However, when you prepare your income tax return for the year, unless you make a rollover within 60 days, you must report the full $10,000 as a taxable payment from the plan. You will report the $2,000 as tax and it will be credited against any income tax you owe for the year.

Voluntary Withholding. If any portion of your payment is taxable but cannot be rolled over, the mandatory withholding rules described above do not apply. In this case, you may elect not to have withholding apply to that portion. If you do nothing, an amount will be taken out of this portion of your payment for federal income tax withholding. To elect out of withholding, ask the plan administrator for the election form and related information.

Sixty-Day Rollover Option. If you receive a payment that can be rolled over, you can still decide to roll over all or part of it to a traditional IRA or to an eligible employer plan that accepts rollovers. If you decide to roll over, you must contribute the amount of the payment you received to a traditional IRA or eligible employer plan within 60 days after you receive the payment. The portion of your payment that is rolled over will not be taxed until you take it out of the IRA or the eligible employer plan.

You can roll over up to 100% of your payment that can be rolled over, including an amount equal to the 20% of the taxable portion that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the IRA or the eligible employer plan to replace the 20% that was withheld. On the other hand, if you roll over only the 80% of the taxable portion that you received, you will be taxed on the 20% that was withheld.

Example The taxable portion of your payment that can be rolled over is $10,000, and you choose to have it paid to you. You will receive $8,000, and $2,000 will be sent to the IRS as income tax withholding. Within 60 days after receiving the $8,000, you may roll over the entire $10,000 to a traditional IRA or an eligible employer plan. To do this, you roll over the $8,000 you received from the plan, and you will have to find $2,000 from other sources (your savings, a loan, etc). In this case, the entire $10,000 is not taxed until you take it out of the traditional IRA or an eligible employer plan. If you roll over the entire $10,000, when you file your income tax return you may get a refund of part or all of the $2,000 withheld.

If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return you may get a refund of part of the $2,000 withheld. (However, any refund is likely to be larger if you roll over the entire $10,000.)

Additional 10% Tax, If You Are Under Age 59½. If you receive a payment before you reach age 59½ and you do not roll it over, then, in addition to the regular income tax, you may have to pay an extra tax equal to 10% of the taxable portion of the payment. The additional 10% tax generally does not apply to (1) payments that are paid after you separate from service with your employer during or after the year you reach age 55, (2) payments that are paid because you retire due to disability, (3) payments that are paid to you as equal (or almost equal) payments over your life or life expectancy (or your and your beneficiary’s lives or life expectancies), (4) dividends paid with respect to stock by an employee stock ownership plan (ESOP) as described in Code section 404(k), (5) payments that are paid directly to the government to satisfy a federal tax levy, (6) payments that are paid to an alternate payee under a qualified domestic relations order, or (7) payments that do not exceed the amount of your deductible medical expenses. See IRS Form 5329 for more information on the additional 10% tax.

The additional 10% tax will not apply to distributions from a governmental 457 plan, except to the extent the distribution is attributable to an amount you rolled over to that plan (adjusted for investment returns) from another type of eligible employer plan or IRA. Any amounts rolled over from a governmental 457 plan to another type of eligible employer plan or to a traditional IRA will become subject to the additional 10% tax if it is distributed to you before you reach age 59½, unless one of the exceptions applies.

Special Tax Treatment If You Were Born before January 1, 1936). If you receive a payment from a plan qualified under section 401(a) or a section 403(b) annuity plan that can be rolled over and you do not roll it over to a traditional IRA or an eligible employer plan, the payment will be taxed in the year you receive it. However, if it qualifies as a “lump sum distribution,” it may be eligible for special tax treatment. (See also Employer Stock or Securities, below) A lump sum distribution is a payment, within one year, of your entire balance under the plan (and certain other similar plans of the company) that is payable to you after you have reached age 59½ or because you have separated from service with your employer (or, in the case of a self-employed individual, after you have reached age 59½ or have become disabled). For a payment to be treated as a lump sum distribution, you must have been a participant in the plan for at least five years before the year in which you received the distribution. The special tax treatment for lump sum distributions that may be available to you is described below.

•                  Ten Year Averaging. If you receive a lump sum distribution and you were born before January 1, 1936, you can make a one-time election to figure the tax on the payment by using “10-year averaging” (using 1986 tax rates). Ten-year averaging often reduces the tax you owe.

•                  Capital Gain Treatment. If you receive a lump sum distribution and you were born before January 1, 1936, and you were a participant in the plan before 1974, you may elect to have the part of your payment that is attributable to your pre-1974 participation in the plan (if any) taxed as long-term capital gain at a rate of 20%.

There are other limits on the special tax treatment for lump sum distributions. For example, you can generally elect this special tax treatment only once in your lifetime, and the election applies to all lump sum distributions that you receive in that same year. You may not elect this special tax treatment if you rolled amounts into this plan from a 403(b) tax-sheltered annuity contract, a governmental 457 plan, or from an IRA not originally attributable to a qualified employer plan. If you have previously rolled over a distribution from this plan (or certain other similar plans of the employer), you cannot use this special averaging treatment for later payments from the plan. If you roll over your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, you will not be able to use this special tax treatment for later payments from that IRA, plan or annuity. Also, if you roll over only a portion of your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, this special tax treatment is not available for the rest of the payment. See IRS Form 4972 for additional information on lump sum distributions and how you elect the special tax treatment.

Surviving spouses, alternate payees, and other beneficiaries:

In general, the rules summarized above that apply to payments to employees also apply to payments to surviving spouses of employees and to spouses or former spouses who are “alternate payees.” (The rules summarized above do not apply to other alternate payees.) You are an alternate payee if your interest in the plan results from a “qualified domestic relations order,” which is an order issued by a court, usually in connection with a divorce or legal separation.

If you are a surviving spouse or an alternate payee, you may choose to have a payment that can be rolled over, as described above, paid in a direct rollover to a traditional IRA or to an eligible employer plan or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to a traditional IRA or to an eligible employer plan. Thus, you have the same choices as the employee.

If you are a beneficiary other than the surviving spouse or an alternate payee described above, you cannot choose a direct rollover, and you cannot roll over the payment yourself.

If you are a surviving spouse, an alternate payee, or another beneficiary, your payment is generally not subject to the additional 10% tax described above, even if you are younger than age 59½.

If you are a surviving spouse, an alternate payee, or another beneficiary, you may be able to use the special tax treatment for lump sum distributions, and the special rule for payments that include employer stock, as described above. If you receive a payment because of the employee’s death, you may be able to treat the payment as a lump sum distribution if the employee met the appropriate age requirements, whether or not the employee had 5 years of participation in the plan.

How to obtain additional information:

This section summarizes only the federal (not state or local) tax rules that might apply to your payment The rules described above are complex and contain many conditions and exceptions that are not included in this notice. Therefore, you may want to consult with a professional tax advisor before you take a payment of your benefits from the plan. Also, you can find more specific information on the tax treatment of payments from qualified retirement plans in IRS Publication 575, Pension and Annuity Income, and IRS Publication 590, Individual Retirement: Arrangements. These publications are available from your local IRS office or by calling 1-800-TAX-FORMS.

MISCELLANEOUS

Saver’s tax credit:

If your married adjusted gross income does not exceed $50,000 (less if you are not married filing jointly), you may be able to pay less tax by contributing to this plan.

If you make 40l(k) contributions to the plan, you may be eligible for a tax credit, called the “saver’s credit.” This credit could reduce the federal income tax you pay. The amount of the credit you can get is based on the contributions you make and your credit rate under the saver’s tax credit provisions. The credit rate can be as low as 10% or as high as 50%, depending on your adjusted gross income — the lower your income, the higher the credit rate. The credit rate also depends on your filing status.

The maximum contribution taken into account for the credit is $2,000 for an individual. If you are married filing jointly, the maximum contribution taken into account for the credit is $2,000 each for you and your spouse.

The credit is available to you if you:

•                  are 18 or older,

•                  are not a full-time student,

•                  are not claimed as a dependent on someone else’s tax return, and

•                  have adjusted gross income (shown on your tax return for the year of the credit) that does not exceed;

•                  $50,000 if you are married filing jointly;

•                  $37300 if you are a head of household with a qualifying person, or

•                  $25,000 if you are single or married filing separately.

Example: Susan and John are married and file their federal income tax return jointly. For 2002, their adjusted gross income would have been $34,000 if they had not made any retirement contributions. During 2002, Susan elected to make $2,000 in 401(k) contributions to this plan, and John made a deductible contribution of $2,000 to an IRA. As a result of these two contributions, their 2002 adjusted gross income is $30,000 ($34,000 - $4,000 = $30,000). If their federal income tax would have been $3,000 (after applying any other credits to which they are entitled) without having made these retirement contributions, then their federal income tax as a result of making the $4,000 retirement contributions will be only $400 after application of the saver’s credit and other tax benefits for the retirement contributions. Thus, by saving $4,000 for their retirement, Susan and John have also reduced their taxes by $2,600.

The annual contribution eligible for the credit may have to be reduced by any taxable distributions from a retirement plan or IRA that you or your spouse receive during the year you claim the credit, during the two preceding years, or during the period after the end of the year for which you claim the credit and before the due date for filing your return for that year. A distribution from a Roth IRA that is not rolled over is taken into account for this reduction, even if the distribution is not taxable. After these reductions, the maximum annual contribution eligible for the credit per person is $2,000.

Example: Mark’s adjusted gross income for 2002 is low enough for him to be eligible for the credit that year and he defers $3,000 of his pay to the plan during 2002. During 2001, Mark took a $400 hardship withdrawal from the plan and during 2002 he takes an $800 IRA withdrawal Mark’s 2002 saver’s credit will be based on contributions of $1,800 ($3,000 - $400 - $800).

The amount of your saver’s credit will not change the amount of your refundable tax credits. A refundable tax credit, such as the earned income credit or the refundable amount of your child tax credit, is an amount that you would receive as a refund even if you did not otherwise owe any taxes.

The amount of your saver’s credit in any year cannot exceed the amount of tax that you would otherwise pay (not counting any refundable credits or the adoption credit) in any year. If your tax liability is reduced to zero because of other nonrefundable credits, such as the Hope Scholarship Credit, then you will not be entitled to the saver’s credit.

Credit Rates

If your income tax filing status is “married filing joint” and yours adjusted gross income is:	Your Saver’s Credit Rate is:

$0-$30,000	50% of contribution
$30,001-$32,500	20% of contribution
$32,501-$50,000	10% of contribution
Over $50,000	credit not available

If your income tax filing status is “head of household” and yours adjusted gross income is:	Your Saver’s Credit Rate is:

$0-$22,500	50% of contribution
$22,501-$24,375	20% of contribution
$24,376-$37,500	10% of contribution
Over $37,500	credit not available

If your income tax filing status is “single,” “ married filing separate,” or” qualifying widow(er)” and yours adjusted gross income is:	Your Saver’s Credit Rate is:

$0-$15,000	50% of contribution
$15,001-$16,250	20% of contribution
$16,251-$25,000	10% of contribution
Over $25,000	credit not available

No insurance of benefits:

Benefits under certain kinds of pension plans are insured by the Pension Benefit Guaranty Corporation (the “PBGC”), a corporation organized under federal law. However, the PBGC does not insure the benefits under plans such as this plan where your benefit is based on the value of your accounts.

Amendment and termination:

We have retained the right to amend or terminate the plan at any time for any reason. Any such action may be taken in a written document by the company’s board of directors (or person authorized by the board) or other governing body or person with respect to the company. The board of directors or other governing body or person also may delegate authority to take such action to another person (e.g., an officer) or a committee. No amendment or termination will take away vested benefits. Any participants employed by us when the plan terminates will be 100% vested in all their accounts.

If the plan is terminated, the fund will continue to operate until all benefits have been paid. Any money that is unallocated when the plan is terminated will first be used to pay termination expenses deemed appropriate by the company. Any money remaining will be allocated to plan participants based on their plan compensation for the plan year.

Administrative matters;

The plan allows the plan administrator to correct any errors that may occur in administering the plan, including collecting any overpayment back from the person who received it. Erroneous contributions can be returned to the company.

Contributions can also be returned if the plan or the contribution fails to meet certain tax law requirements.

The plan administrator and any other person who has authority with respect to the management or administration of the plan or the investment or control of plan assets may exercise that authority in the person’s full discretion, subject only to the duties imposed under law. It is intended that the exercise of authority be given deference in all courts of law to the greatest extent allowed under law.

Claims of creditors and qualified domestic relations orders:

You cannot assign your account balance or plan benefits to anyone else and your account balance and plan benefits are generally not subject to claims of creditors. However, the plan will comply with any “qualified domestic relations order” that assigns pan or all of your account balance or plan benefit to a separated spouse, former spouse or to your dependents. The plan will also honor federal tax liens to the extent required by law.

The plan has detailed procedures to determine whether a domestic relations order is qualified and how a qualified domestic relations order will be administered. You and your beneficiaries may receive these procedures, free of charge, by requesting a copy from the plan administrator.

Accounting matters:

Accounts are valued on the “valuation date(s)” established for the plan. The accounts are adjusted for any contributions, forfeitures, investment gains and losses, benefit payments, and expenses as of each valuation date.

Benefit payments ordinarily are based on the value of your accounts determined as of the most recent valuation date preceding the payment date. In some cases, payments from the plan may have to be delayed until the accounts have been valued.

“Top-Heavy requirements:

Federal law requires that the plan contain provisions that will take effect if it ever becomes a “top-heavy” plan. A top-heavy plan is a plan in which the ratio of the account balances and accrued benefits of certain officers and owners (called “key employees”) to the account balances and accrued benefits of all employees is 60% or more. In calculating this ratio, other plans maintained by the company and by certain companies related to the company may be required or permitted to be considered together with this plan. The account balances and accrued benefits on the last day of the prior plan year and any account balances and benefits distributed in that year and the four years prior to that year are added together.

The top-heavy provisions include a minimum contribution formula with special eligibility rules. The minimum contribution may be satisfied under this plan or another plan of the company, if any, according to the rules of the plan. No hours of service requirement would apply to any minimum contribution for any plan year that the plan is top-heavy.

The top-heavy provisions also include an accelerated vesting schedule that will apply if the otherwise applicable vesting schedule does not satisfy the top-heavy minimum.